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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TRAVELCENTERS OF AMERICA LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TRAVELCENTERS OF AMERICA LLC 24601 Center Ridge Road Westlake, Ohio 44145 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2011

To the Shareholders of TravelCenters of America LLC:

         Notice is hereby given that the annual meeting of shareholders of TravelCenters of America LLC, a Delaware limited liability company, will be held at 9:30 a.m., local time, on Thursday, May 12, 2011, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 for the following purposes:

  1.
  To elect the nominee named in our proxy statement to our Board of Directors as the Independent Director in Group I ("proposal 1").

  2.
  To elect the nominee named in our proxy statement to our Board of Directors as the Managing Director in Group I ("proposal 2").

  3.
  To consider and vote upon a proposal to amend the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan to increase by 3,000,000 the total number of common shares available for grant under the plan and to extend the term of the plan to May 12, 2021, or if later, the tenth anniversary of the date shareholders approve the amendment ("proposal 3").

  4.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 ("proposal 4").

  5.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR IN PROPOSALS 1 AND 2 AND "FOR" PROPOSALS 3 AND 4.

         We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

         Shareholders of record at the close of business on February 14, 2011 are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

         Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. You may also authorize a proxy to vote your shares over the internet or by telephone by following the instructions on that website. In order to vote over the internet or by telephone you must have your shareholder identification number which is set forth in the Notice Regarding the Availability of Proxy Materials mailed to you. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.

By Order of the Board of Directors,
Jennifer B. Clark, Secretary

Westlake, Ohio
February 22, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY AUTHORIZE A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS MAILED TO YOU. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

TRAVELCENTERS OF AMERICA LLC
24601 Center Ridge Road
Westlake, Ohio 44145

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To be held at 9:30 a.m. on Thursday, May 12, 2011
at
Two Newton Place
255 Washington Street, Suite 100
Newton, Massachusetts 02458

 INTRODUCTION

        A notice of the annual meeting of shareholders of TravelCenters of America LLC, a Delaware limited liability company, or the Company, is on the preceding page and a form of proxy solicited by our Board of Directors, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2010, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about February 22, 2011.

        The annual meeting record date is February 14, 2011. Only shareholders of record at the close of business on February 14, 2011, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 18,016,196 common shares, no par value, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the NYSE Amex LLC, or NYSE Amex. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting, except that shareholders entitled to vote at the meeting may adjourn the meeting if less than a quorum is present at the meeting. The presence, in person or by proxy, of holders of a majority of our outstanding shares entitled to vote at the meeting will constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our governing documents, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The affirmative vote of a majority of the votes cast will be necessary to elect the nominees for Director described in proposals 1 and 2, to approve the amendment to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan in proposal 3 and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm in proposal 4. Proposal 4 is a nonbinding shareholder advisory vote and, if approved, would serve only as a recommendation to our Board.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominees for Director in proposals 1 and 2 and "FOR" proposals 3 and 4.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability mailed to them or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card, or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 11, 2011.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Abstentions and broker non-votes will have no effect on the outcome of any of the proposals 1 through 4. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary at TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, a written revocation or a duly executed proxy bearing a later date, by authorizing a proxy to vote his or her common shares over the internet or by telephone at a later date in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one from our Secretary at TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 11, 2011. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at 24601 Center Ridge Road, Westlake, Ohio 44145.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSALS 1 AND 2
ELECTION OF DIRECTORS

        The number of our Directors is fixed at five, and our Board is divided into three groups, with two Directors in Group I, two Directors in Group II and one Director in Group III. Directors in each group are elected for three year terms and serve until their successors are duly elected and qualified or until their earlier death, resignation or removal.

        Our current Directors are Barry M. Portnoy and Arthur G. Koumantzelis in Group I with a term of office expiring at the meeting to which this proxy statement relates, Thomas M. O'Brien and Barbara D. Gilmore in Group II with a term of office expiring at our 2012 annual meeting of shareholders and Patrick F. Donelan in Group III with a term of office expiring at our 2013 annual meeting of shareholders. The term of the Group I Directors elected at the meeting will expire at our 2014 annual meeting of shareholders.

        Our Directors are also categorized as Independent Directors and Managing Directors. Our Board is composed of three Independent Directors and two Managing Directors. Our Independent Directors are Directors who: are not employees of ours or Reit Management & Research LLC, or RMR, our business management and shared services provider; are not involved in our day to day activities; and qualify as independent under our limited liability company agreement, our bylaws, and applicable rules of the NYSE Amex and the Securities and Exchange Commission, or SEC. Our Managing Directors are Directors who: are not Independent Directors; and have been employees of ours or RMR or have been involved in our day to day activities for at least one year prior to their election. Messrs. Koumantzelis and Donelan and Ms. Gilmore are our Independent Directors, and Messrs. O'Brien and Portnoy are our Managing Directors. Biographical information relating to our Directors and other information relating to our Board appears elsewhere in this proxy statement.

PROPOSAL 1: ELECTION OF ONE INDEPENDENT DIRECTOR

        Our Board has nominated Mr. Koumantzelis for election as the Independent Director in Group I, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Director in Group I elected at the meeting will expire at our 2014 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Koumantzelis, except to the extent that properly completed proxies indicate that the votes should be cast against Mr. Koumantzelis's election or withheld for Mr. Koumantzelis.

        Mr. Koumantzelis has agreed to serve as the Independent Director in Group I if elected. However, if Mr. Koumantzelis becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Koumantzelis will be unable to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Koumantzelis as the Independent Director in Group I.

        Our Board recommends you vote "FOR" the election of Mr. Koumantzelis as the Independent Director in Group I.

PROPOSAL 2: ELECTION OF ONE MANAGING DIRECTOR

        Our Board has nominated Mr. Portnoy for election as the Managing Director in Group I, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Managing Director in Group I elected at the meeting will expire at our 2014 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Portnoy, except to the extent that properly completed proxies indicate that the votes should be cast against Mr. Portnoy's election or withheld for Mr. Portnoy.

        Mr. Portnoy has agreed to serve as the Managing Director in Group I if elected. However, if Mr. Portnoy becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Portnoy will be unable to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Portnoy as the Managing Director in Group I.

        Our Board recommends you vote "FOR" the election of Mr. Portnoy as the Managing Director in Group I.

 PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
TRAVELCENTERS OF AMERICA LLC 2007 EQUITY COMPENSATION PLAN

        Shareholders are being asked to approve an amendment to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, or the Share Award Plan, to increase by 3,000,000 the total number of common shares available for grant under the Share Award Plan and extend the term of the Share Award Plan to May 12, 2021, or if the meeting is held after May 12, 2011, the tenth anniversary of the date our shareholders approve the amendment.

Amendment to the Share Award Plan

Increase in Shares

        The Share Award Plan currently provides that an aggregate of 3,000,000 common shares are available for grants of options to acquire common shares, or Options, common shares to be transferred subject to restrictions, or Restricted Shares, and other rights, or Other Rights, including Share Appreciation Rights, or SARs, to receive compensation in amounts determined by the value of the common shares. Since the Share Award Plan was adopted, 2,347,600 Restricted Shares have been granted pursuant to the Share Award Plan and 15,070 Restricted Shares previously granted have been forfeited and became eligible for further granting under the Share Award Plan. As of the date of this proxy statement, no awards other than Restricted Shares have been granted under the Share Award Plan. As of February 14, 2011, 667,470 common shares are available for grants of future awards pursuant to the Share Award Plan, and there were 1,400,290 unvested Restricted Shares outstanding, which remain subject to possible forfeiture to, or repurchase for nominal consideration by, us if the employment of the recipient of such Restricted Shares, or such person's service relationship to us, is terminated, or as otherwise provided in the restricted share agreement, to the extent such shares remain unvested at the time of that termination. Our Board believes that increasing the number of common shares that may be subject to Options, Restricted Shares and Other Rights will better enable us to encourage our employees, officers, Directors and other individuals (whether or not employees) who render services to us to continue their association with us by providing opportunities for them to participate in our ownership and future growth. Accordingly, our Board approved the amendment to the Share Award Plan, subject to shareholder approval of this proposal 3, to increase the total number of common shares available for grant under the Share Award Plan from 3,000,000 to 6,000,000.

Extension of Term

        The Share Award Plan is scheduled to expire on May 22, 2019, unless earlier terminated by our Board. Our Board believes that extending the term will further enhance our flexibility in connection with providing awards under the Share Award Plan to our employees, officers, Directors and other individuals who render services to us. Accordingly, the amendment to the Share Award Plan would extend the term of the Share Award Plan to May 12, 2021, or if the meeting is held after May 12, 2011, the tenth anniversary of the date our shareholders approve the amendment.

Material Features of the Share Award Plan

        A composite copy of the Share Award Plan, which reflects the proposed amendment, is set forth as Appendix A to this proxy statement. All references to the Share Award Plan hereafter are to the

Share Award Plan as it would be amended by the amendment, unless otherwise indicated. The material features of the Share Award Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement of the principal terms of the Share Award Plan. Accordingly, this summary is qualified in its entirety by reference to Appendix A.

General; Purpose

        Our Compensation Committee, or our Board itself, administers the Share Award Plan. References to the determinations and actions of our Compensation Committee with respect to the Share Award Plan may be made by our Board as well. The purpose of the Share Award Plan is to encourage employees, officers, Directors and other individuals (whether or not employees) who render services to us or our subsidiaries to continue their association with us by providing opportunities for them to participate in our ownership and future growth through the granting of Options, Restricted Shares and Other Rights.

Eligibility

        Employees, officers, Directors and other individuals who render services to our or our subsidiaries' management, operation or development and who have contributed or may be expected to contribute to our or our subsidiaries' success are eligible to receive awards of Options, Restricted Shares and Other Rights. As of February 14, 2011, we had six executive officers and five Directors, one of whom is also an executive officer, and we and our subsidiaries together had approximately 15,170 employees.

Common Shares Subject to Awards

        The total number of common shares authorized for awards of Options, Restricted Shares and Other Rights under the Share Award Plan from authorized but unissued shares or treasury shares is currently 3,000,000 shares and would be increased to 6,000,000 shares if shareholders approve the proposed amendment at the meeting. The maximum number of common shares subject to Options that may be granted to any individual in the aggregate in any calendar year may not exceed 100,000 shares. Restricted Shares that fail to vest and common shares subject to an option that is not fully exercised prior to its expiration or other termination shall again become available for grant under the terms of the Share Award Plan.

Expiration; Amendment

        The amendment to the Share Award Plan reflected in this Proposal 3 was approved by our Board on December 1, 2010, and is subject to shareholder approval of this proposal 3. If shareholders approve this proposal 3, the Share Award Plan will expire on May 12, 2021, or if the meeting is held after May 12, 2011, the tenth anniversary of the date our shareholders approve the amendment, unless earlier terminated by our Board. Our Board may at any time amend the Share Award Plan; provided, however, that without shareholder approval there shall be no: (i) change in the number of common shares that may be issued under the Share Award Plan, except for equitable adjustments as provided by the Share Award Plan, either to any one grantee or in the aggregate; (ii) change in the class of persons eligible to receive Options, Restricted Shares or Other Rights; or (iii) other change in the Share Award Plan that requires shareholder approval under applicable law. No amendment shall adversely affect outstanding Options, Restricted Shares or Other Rights without the consent of the grantee. The Share Award Plan may be terminated at any time by action of our Board, but any such termination will not terminate any Option, Restricted Shares or Other Rights then outstanding without the consent of the grantee.

Options

        Every Option shall be evidenced by a written Share Option Agreement which shall specify the number of common shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an incentive share option, or ISO, or a nonqualified share option, or NSO, and such other terms and conditions as our Compensation Committee shall approve. ISOs shall not be granted to any individual who is not an employee of us or one of our subsidiaries that is a corporation.

        With the exception of certain awards of ISOs, each Option expires ten years from its date of grant. The exercise price of each Option shall be any lawful consideration, as specified by our Compensation Committee in its discretion; provided, however, that the price shall be at least 100 percent of the Fair Market Value, as defined in the Share Award Plan, of the common shares on the date of grant; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns shares representing more than ten percent of the voting power of all classes of our or any of our subsidiaries' shares shall be at least 110 percent of the Fair Market Value on the date of the ISO's grant.

        To the extent that it has become exercisable under the terms of a Share Option Agreement, an Option may be exercised by notice acceptable to our Chief Executive Officer, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to us or, if the Share Option Agreement so provides, other payment, including in whole or in part in common shares already owned by the grantee or a recourse promissory note. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that our Compensation Committee in its discretion may provide in the Share Option Agreement. An Option generally shall cease to be exercisable upon the expiration of 90 days following the termination of the grantee's employment with, or the grantee's other provision of services to, us. Proceeds from the sale of common shares pursuant to Options shall constitute our general funds.

        Options shall not be transferable by the grantee otherwise than by will or under the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by such grantee, except as otherwise provided by our Compensation Committee in a Share Option Agreement that pertains to an NSO. A grantee shall have no rights as a shareholder with respect to any common shares subject to an Option until a share certificate or other evidence of legal and beneficial ownership is issued to him or her.

Restricted Shares

        Our Compensation Committee may grant Restricted Shares in respect of such number of common shares, and subject to such terms or conditions as it shall determine and specify in a Restricted Share Agreement. Our Compensation Committee may provide in a Share Option Agreement for an Option to be exercisable for Restricted Shares.

        A holder of Restricted Shares generally shall have all of the rights of one of our shareholders, including the right to vote the shares and the right to receive any cash dividends. Unless a grantee's

Restricted Share Agreement provides to the contrary, unvested Restricted Shares granted under the Share Award Plan shall not be transferred without the written consent of our Board. In addition, at the time of termination for any reason of a grantee's employment or other service relationship with us or one of our subsidiaries, we shall have the right, in the case of unvested Restricted Shares, to purchase all or any of such shares at a price equal to the lower of (a) the price paid to us for such shares or (b) the Fair Market Value of such shares at the time of repurchase.

SARs

        Our Compensation Committee may grant SARs in respect of such number of common shares as it shall determine in its discretion and may grant SARs either separately or in connection with Options. SARs granted in connection with an Option may be exercised only to the extent of the surrender of the related Option; with the exercise of the related Option, the SAR shall terminate. Common shares covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Share Award Plan. The terms and conditions of a SAR related to an Option shall be contained in a Share Option Agreement, and the terms of a SAR not related to any Option shall be contained in a SAR Agreement.

        Upon the exercise of a SAR, the grantee shall be entitled to receive from us an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of common shares as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base value stated in the SAR Agreement. Any amount payable by us upon the exercise of a SAR shall be paid in the form of cash or other property (including common shares), as provided in the respective Share Option Agreement or SAR Agreement.

Equitable Adjustments

        In the event that the outstanding common shares are changed for a different number or kind of shares or other securities of us by reason of a reorganization, recapitalization, share exchange, share split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by our Compensation Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights and for which Options and Other Rights may be granted under the Share Award Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Share Option Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a "modification," as defined in Section 424 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, without the consent of the holder.

        If we merge or consolidate with a wholly-owned subsidiary for the purpose of incorporating ourselves while unexercised Options remain outstanding under the Share Award Plan, Option grantees will be entitled to acquire shares of common stock of the incorporated company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such incorporation involves a change in the number of shares or the capitalization of us, in which case proportional adjustments shall be made as provided above) and the Share Award Plan, unless otherwise rescinded by our Board, will remain the plan of the incorporated company.

        Except as otherwise provided above, if we merge or consolidate with another corporation, whether or not we are the surviving entity, or if we are liquidated or sell or otherwise dispose of all or substantially all of our assets to another entity while unexercised Options remain outstanding under the Share Award Plan, or if other circumstances occur in which our Compensation Committee in its sole and absolute discretion deems it appropriate to act, our Compensation Committee has discretion to: (i) grant, upon exercise of the Option and in lieu of common shares, stock or other securities or property; (ii) waive any limitations imposed on exercise so that some or all Options shall be exercisable; (iii) cancel all outstanding and unexercised Options; (iv) convert some or all Options into Options to purchase the stock or other securities of the surviving corporation; or (v) assume the outstanding and unexercised options to purchase stock or other securities of any corporation and convert such options into Options. Our Compensation Committee has discretion to make adjustments or take other action with respect to the treatment of Other Rights.

Forfeiture for Dishonesty, Violation of Agreements or Termination for Cause

        Our Compensation Committee may terminate a grantee's right to exercise an Option and cause him or her to forfeit all unexercised Options, all unvested Restricted Shares or all unvested Other Rights, and we shall have the right to repurchase all or any part of the common shares acquired by the grantee upon any previous exercise of any Option or previous acquisition of Restricted Shares or Other Rights if our Compensation Committee determines that a grantee: (i) has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with us or one of our subsidiaries; (ii) has made unauthorized disclosure of our or one of our subsidiaries' trade secrets or other proprietary information or of a third party who has entrusted such information to us or one of our subsidiaries; (iii) has been convicted of a felony, crime involving moral turpitude or any other crime which reflects negatively upon us; (iv) has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other similar agreement with us to which he or she is a party; or (v) has had his or her employment or involvement with us or one of our subsidiaries terminated for "cause," as defined in any employment agreement or as determined by our Compensation Committee if there is no such agreement. The decision of our Compensation Committee as to the cause of a grantee's discharge and the damage done to us shall be final, binding and conclusive.

Share Award Plan Benefits

        The future benefits or amounts that would be received under the Share Award Plan are discretionary and are therefore not determinable at this time. If the amendment to the Share Award Plan had been in effect in 2010, there would have been no change in the awards that were granted in 2010.

        The table below shows, as to those of our executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, or our named executive officers, and the other individuals and groups indicated, the number of common shares subject to Restricted Share grants under the Share

Award Plan since the inception of the Share Award Plan through February 14, 2011. No other types of awards have been granted under the Share Award Plan.

Name and Principal Position	Number of Shares
Thomas M. O'Brien President and Chief Executive Officer	855,000
Andrew J. Rebholz Executive Vice President, Chief Financial Officer and Treasurer	240,000
Michael J. Lombardi Executive Vice President	137,500
Mark R. Young Executive Vice President and General Counsel	135,000
Ara A. Bagdasarian Executive Vice President	83,000
Barry M. Portnoy Nominee for Group I Managing Director	25,000
Arthur G. Koumantzelis Nominee for Group I Independent Director	25,000
All current executive officers as a group	1,532,000
All current Directors who are not executive officers as a group	100,000
All employees, including all current officers who are not executive officers, as a group	800,530

Certain Federal Income Tax Consequences in Respect of the Share Award Plan

        The following is a summary of certain United States federal income tax consequences with respect to awards under the Share Award Plan. Participants should consult with their own tax advisors and should not rely upon this summary.

Nonqualified Share Options

        A participant in the Share Award Plan generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. We, as the recipient of the services rendered by the participant, will generally be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income.

        If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized on the exercise of the NSO will generally be taxable as long-term or short-term capital gain or loss depending upon the length of time the shares have been held.

Incentive Share Options

        A participant in the Share Award Plan will not be in receipt of taxable income upon the grant or timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of us or a parent, subsidiary or related entity of ours at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies: (i) while in the employ of us or a parent, subsidiary or related entity of ours or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. See "Certain United States Federal Income Tax Effects in Respect of the Share Award Plan—Nonqualified Share Options."

        If shares acquired pursuant to the timely exercise of an ISO are later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. We, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such shares by the participant.

        If, however, shares acquired pursuant to the exercise of an ISO are disposed of by the participant prior to the expiration of two years from the date of the ISO's grant or within one year from the date such shares are transferred to him upon exercise, or a disqualifying disposition, any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares on the date which governs the determination of his or her ordinary income. In such case, we may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

        The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

SARs

        A participant in the Share Award Plan will recognize ordinary income subject to applicable withholding tax requirements at such time as the value of a SAR is actually paid in cash or common shares. The amount of such income will be the amount of cash distributed plus the fair market value on the date of exercise of any common shares distributed. A participant's tax basis of distributed shares will be equal to their fair market value at the time of distribution. Any gain or loss on the subsequent sale of the shares over the tax basis of the shares will be capital gain or loss with the holding period being measured from the date of the distribution. We will be entitled to a deduction for U.S. income tax purposes in the amount and at the time that the participant is deemed to be in receipt of ordinary income.

Restricted Share Awards

        A participant in the Share Award Plan generally will not be taxed upon the grant of a Restricted Share award, but rather will recognize ordinary income in an amount equal to the fair market value of the common shares at the time the shares are no longer subject to a substantial risk of forfeiture, as defined in the Code. We, as the recipient of the services rendered by the participant, will be entitled to a deduction at the same time as and in the same amount that the participant recognizes ordinary income.

        However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the Restricted Shares are granted in an amount equal to the fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. We, as the recipient of the services rendered by the participant, will be entitled to a tax deduction at the same time as and to the extent that, income is recognized by such participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and we will be deemed to recognize ordinary income equal to the amount of the deduction allowed to us at the time of the election in respect of such forfeited shares.

Effect of the Proposed Amendment to the Share Award Plan

        Except as described above, the proposed amendment to the Share Award Plan will not alter any other terms of the Share Award Plan. If the amendment is not approved by shareholders, our Compensation Committee may continue to grant awards under the Share Award Plan in its current form until the earlier of such time as there are no longer any common shares that may be subject to awards or May 22, 2019, unless the Share Award Plan is earlier terminated by our Board.

Approval of the Proposed Amendment to the Share Award Plan

        Our Board believes that shareholder approval of the proposed amendment to the Share Award Plan will better enable us to encourage our employees, officers, Directors and other individuals (whether or not employees) who render services to us or our subsidiaries to continue their association with us by providing opportunities for them to participate in our ownership and future growth through the granting of Options, Restricted Shares and Other Rights.

        On February 14, 2011, the last reported sale price of the Company's common shares on the NYSE Amex was $11.67.

        The following table sets forth information regarding the Share Award Plan as of December 31, 2010. The Share Award Plan is our only equity compensation plan.

Share Award Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	None	None	667,470
Equity compensation plans not approved by security holders	None	None	None

Total	None	None	667,470

        The affirmative vote of a majority of the votes cast will be necessary to approve the proposed amendment to the Share Award Plan.

        Our Board recommends you vote "FOR" proposal 3 to approve the proposed amendment to the Share Award Plan.

 PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On January 11, 2011, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2009 and 2010. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 4 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2009	2010
Audit fees	$1,069,622	$867,757
Audit related fees	—	—
Tax fees	$25,000	$25,000
All other fees	—	—

Total fees	$1,094,622	$892,757

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and the Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE Amex rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2009 and 2010 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2009 and 2010 are set forth above. The tax fees charged by Ernst & Young LLP during 2009 and 2010 were for tax compliance services related to our income tax returns for the fiscal years ended December 31, 2008 and 2009, respectively. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The shareholder vote on proposal 4 is advisory and nonbinding and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" proposal 4, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Directors, officers and employees and by RMR and its directors, officers and employees by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

DIRECTORS AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 14, 2011, of our nominees, Directors and executive officers. Unless otherwise specified, the business address of our nominees, Directors and executive officers is c/o TravelCenters of America LLC, 24601 Center Ridge Road, Westlake, Ohio 44145.

Independent Director Nominee for a Term Expiring in 2014

ARTHUR G. KOUMANTZELIS, Age: 80

        Mr. Koumantzelis has been one of our Independent Directors since January 2007. Mr. Koumantzelis has been principally a private investor since 2007. Mr. Koumantzelis was President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, from 1998 until his retirement from that position in 2007. Mr. Koumantzelis was formerly Chief Financial Officer of Cumberland Farms, Inc., a company engaged in the convenience store business and the sale of petroleum products principally under the name "Gulf Oil" and related trademarks. Before that, Mr. Koumantzelis was a partner at the public accounting firm Ernst & Young LLP or one of its predecessors, Arthur Young & Co., for more than two decades. Mr. Koumantzelis has also served on several state appointed commissions and boards of civic organizations. Mr. Koumantzelis has been an Independent Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was an Independent Trustee of each of their predecessor funds from shortly after its formation (the earliest of which was in 2002) until its merger in June 2009 into its successor and was an Independent Trustee of RMR Funds Series Trust from shortly after its formation in August 2007 until its dissolution in April 2009.(1) Mr. Koumantzelis has served as a Director of Affiliates Insurance Company, or AIC, since November 2008. Mr. Koumantzelis was an Independent Director of Five Star Quality Care, Inc., or Five Star, from 2001 to 2010. Mr. Koumantzelis was an Independent Trustee of Senior Housing Properties Trust, or SNH, from 1999 until his resignation in 2003 and was an Independent Trustee of Hospitality Properties Trust, or HPT, from 1995 until his resignation in January 2007 prior to our spin off from HPT.

        Our Board concluded that Mr. Koumantzelis is qualified to serve as one of our Independent Directors based upon, among other things, his extensive experience in and knowledge of the petroleum products distribution business, his demonstrated management ability, his professional skills and expertise in finance and accounting and experience as a chief financial officer, his work on public company boards and board committees, his public policy work, his institutional knowledge earned through service on our Board for four years and his qualifying as an Independent Director in accordance with the requirements of our limited liability company agreement and bylaws.

(1)
RMR Real Estate Income Fund and its predecessor funds (RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Dividend Capture Fund), RMR Asia Pacific Real Estate Fund and its predecessor funds (Old RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund) and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

Mr. Koumantzelis is an Independent Director in Group I and, if elected at the meeting, his term will expire at our 2014 annual meeting of shareholders.

Managing Director Nominee for a Term Expiring in 2014

BARRY M. PORTNOY, Age: 65

        Mr. Barry M. Portnoy has been one of our Managing Directors since October 2006. Mr. Portnoy has been a Managing Trustee of CommonWealth REIT, or CWH, HPT, SNH, and Government Properties Income Trust, or GOV, since 1986, 1995, 1999 and February 2009, respectively. He has been a Managing Director of Five Star since 2001. Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has served as a Director of AIC since November 2008. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986 and the Chairman of RMR since 1998, and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was an Interested Trustee of each of their predecessor funds from shortly after its formation (the earliest of which was in 2002) until its merger in June 2009 into its successor and was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in August 2007 until its dissolution in April 2009. Mr. Portnoy practiced law for many years as a partner in a law firm prior to 1997.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Directors based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate and travel center industries, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through service on our Board for four years and in key leadership positions with our manager for 24 years and his qualifying as a Managing Director in accordance with the requirements of our limited liability company agreement and bylaws. Mr. Portnoy is a Managing Director in Group I and, if elected at the meeting, his term will expire at our 2014 annual meeting of shareholders.

Independent Directors Continuing in Office

PATRICK F. DONELAN, Age: 68

        Mr. Donelan has been one of our Independent Directors since January 2007. Mr. Donelan has been principally a private investor since December 2003. Mr. Donelan was Non-Executive Chairman and a member of the advisory board from December 2002 until December 2003, and was Chairman and Chief Executive Officer from July 2001 through December 2002, of eSecLending (Europe) Ltd, a London based privately owned company in the business of managing securities lending programs for institutional owners of publicly owned securities. Prior to its acquisition by Dresdner Bank in 1995, Mr. Donelan was Chairman of Kleinwort Benson (North America) Inc., the U.S. based subsidiary of Kleinwort Benson Limited, a United Kingdom based bank. At the time of his retirement in 2001, he was a Managing Director at Dresdner Kleinwort Wasserstein, a U.K. subsidiary of Dresdner Bank of Germany and had held senior management positions with Dresdner (or its predecessor) for many years. Mr. Donelan has been an Independent Trustee of CWH since 1998. Mr. Donelan has served as a Director of AIC since November 2008.

        Our Board concluded that Mr. Donelan is qualified to serve as one of our Independent Directors based upon, among other things, his demonstrated leadership ability, his extensive investment banking and commercial banking experience, his work on public company boards and board committees, his institutional knowledge gained through service on our Board for four years and his qualifying as an Independent Director in accordance with the requirements of our limited liability company agreement and bylaws. Mr. Donelan is an Independent Director in Group III, and his term expires at our 2013 annual meeting of shareholders.

BARBARA D. GILMORE, Age: 60

        Ms. Gilmore has been one of our Independent Directors since January 2007. Ms. Gilmore has served as a professional law clerk at the United States Bankruptcy Court, Central Division of the District of Massachusetts, since 2001. Ms. Gilmore was a partner of the law firm of Sullivan & Worcester LLP from 1993 to 2000, during which time she was appointed and served as a trustee or examiner in various cases involving business finance matters. Ms. Gilmore has been an Independent Director of Five Star since 2004 and an Independent Trustee of GOV since June 2009. Ms. Gilmore has served as a Director of AIC since November 2008.

        Our Board concluded that Ms. Gilmore is qualified to serve as one of our Independent Directors based upon, among other things, her professional skills and experience in legal and business finance matters, her government service, her experience in public policy matters, her experience as a bankruptcy court clerk, bankruptcy trustee and bankruptcy examiner, her work on public company boards and board committees and her institutional knowledge gained through service on our Board for four years and her qualifying as an Independent Director in accordance with the requirements of our limited liability company agreement and bylaws. Ms. Gilmore is an Independent Director in Group II, and her term expires at our 2012 annual meeting of shareholders.

Managing Director Continuing in Office

THOMAS M. O'BRIEN, Age: 44

        Mr. O'Brien has been one of our Managing Directors since October 2006 and our President and Chief Executive Officer since February 2007. Mr. O'Brien has been an Executive Vice President of RMR since September 2008, was a Senior Vice President of RMR prior to that time since 2006 and was a Vice President of RMR prior to that time since 1996. Since April 2007, Mr. O'Brien has been a director of the National Association of Truck Stop Operators, a not for profit trade association engaged in activities intended to support the travel center industry. Since July 2007, Mr. O'Brien has been a director of VirnetX Holding Corporation, a publicly traded company engaged in developing communications technologies. Mr. O'Brien has served as a Director of AIC since November 2008. Mr. O'Brien was the President and a director of RMR Advisors from 2002 until May 2007 and President of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund since their respective formations (the earliest of which was in 2002) until May 2007. From 2002 through 2003, Mr. O'Brien was Executive Vice President of HPT, where he had previously served as Treasurer and Chief Financial Officer since 1996.

        Our Board concluded that Mr. O'Brien is qualified to serve as one of our Managing Directors based upon, among other things, his knowledge of our industry and demonstrated management abilities, his role as our President and Chief Executive Officer for the past four years, his experience as a public company director, his experience as an advocate on a national trade association focused on the advancement of travel center industry interests, his institutional knowledge gained through service on our Board for four years and in key management positions with RMR for 14 years and his qualifying as a Managing Director in accordance with the requirements of our limited liability company agreement and bylaws. Mr. O'Brien is a Managing Director in Group II, and his term expires at our 2012 annual meeting of shareholders.

Executive Officers

THOMAS M. O'BRIEN

        Mr. O'Brien has been our President and Chief Executive Officer since February 2007, in addition to being one of our Managing Directors and having other experience as described above.

ANDREW J. REBHOLZ, Age: 45

        Mr. Rebholz has been our Executive Vice President, Chief Financial Officer and Treasurer since November 2007. Mr. Rebholz has been a Senior Vice President of RMR since November 2007. Previously, Mr. Rebholz served as our Senior Vice President and Controller since January 2007. Prior to that time, he served as Vice President and Controller of TravelCenters of America, Inc., our predecessor, since 2002, and as Corporate Controller of our predecessor prior to that since 1997.

MICHAEL J. LOMBARDI, Age: 59

        Mr. Lombardi has been our Executive Vice President since January 2007. Mr. Lombardi served our predecessor in this capacity since January 2007 and previously as Senior Vice President of Sales since June 2006. Prior to joining our predecessor, Mr. Lombardi was employed for seven years in senior positions in the global marketing and customer service divisions of Ford Motor Company and prior to that for 13 years in the retail marketing division of British Petroleum plc.

MARK R. YOUNG, Age: 48

        Mr. Young has been our Executive Vice President and General Counsel since August 2007. Previously, Mr. Young served as Vice President of Leasing and Associate General Counsel of RMR from November 2006 to July 2007. Prior to that time, he served as Assistant Vice President and Associate General Counsel of RMR since November 2001.

ARA A. BAGDASARIAN, Age: 54

        Mr. Bagdasarian has been our Executive Vice President since January 2010. Previously, Mr. Bagdasarian served us and our predecessor as our Senior Vice President, Shop Marketing, since January 2007. Prior to that time, Mr. Bagdasarian served our predecessor as Vice President, Retail since 2003 and held positions in marketing and operations with our predecessor since 1987.

BARRY A. RICHARDS, Age: 58

        Mr. Richards has been our Executive Vice President since January 2010. Previously, Mr. Richards served as our Senior Vice President, Food, since March 2008 and prior to that as Vice President,

Restaurants since September 2007. Prior to that time, Mr. Richards served us and our predecessor as a Regional Vice President since January 2007. Prior to that, Mr. Richards served our predecessor as a District Manager since 2001.

        Each of our executive officers is elected by, and serves at the discretion of, our Board. Each of our executive officers generally devotes substantially all his business time to our affairs, although Messrs. O'Brien and Rebholz may from time to time devote some of their business time to RMR.

        RMR, RMR Advisors, CWH, HPT, SNH, GOV, Five Star, each of the RMR Funds and AIC may be considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, CWH, HPT, SNH, GOV, Five Star and AIC. CWH is a publicly traded real estate investment trust, or REIT, that primarily owns office buildings and industrial properties. HPT is a publicly traded REIT that primarily owns hotels and travel centers. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. Each of the RMR Funds, except for RMR Funds Series Trust, is or was a closed-end investment company registered under the Investment Company Act of 1940, as amended, or the 1940 Act. RMR Funds Series Trust was an open end investment company registered under the 1940 Act prior to its dissolution in 2009. AIC is an Indiana insurance company that designs and reinsures property insurance for us and for RMR, CWH, HPT, SNH, GOV and Five Star.

BOARD OF DIRECTORS

        Our business is conducted under the general direction of our Board as provided by our limited liability company agreement, our bylaws and the laws of the State of Delaware, the state in which we were organized on October 10, 2006.

        Three of our Directors, Messrs. Koumantzelis and Donelan and Ms. Gilmore, are our Independent Directors within the meaning of our limited liability company agreement and bylaws. Two of our Directors, Messrs. O'Brien and Portnoy, are our Managing Directors within the meaning of our limited liability company agreement and bylaws.

        Our limited liability company agreement and bylaws require that a majority of our Board be Independent Directors. In determining the status of those Directors who qualify as Independent Directors, each year our Board affirmatively determines whether the Directors have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Directors. When assessing a Director's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Director's standpoint, but also from that of the persons or organizations with which the Director has an affiliation.

        Our Board has determined that Messrs. Koumantzelis and Donelan and Ms. Gilmore currently qualify as independent directors under applicable NYSE Amex rules and are Independent Directors under our limited liability company agreement and bylaws. In making these determinations, our Board considered each of these three Directors' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these Directors possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as a Director or that could otherwise be a direct or indirect material relationship under applicable NYSE Amex standards.

        During 2010, our Board held five meetings, our Audit Committee held seven meetings, our Compensation Committee held four meetings, and our Nominating and Governance Committee held two meetings. During 2010, each Director attended 75% or more of the total number of meetings of our Board and any committee of which he or she was a member during the time in which he or she served on our Board or such committee. Four of our Directors attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Directors meet at least once each year without management. The presiding Director at these meetings is the Chair of our Audit Committee, unless the Independent Directors in attendance select another Independent Director to preside.

        Subject to certain limitations, our limited liability company agreement requires that we indemnify our Directors and officers.

        On February 1, 2008, a purported holder of our shares, Alan R. Kahn, filed a purported derivative action in the Delaware Court of Chancery on behalf of us against members of our Board, HPT and RMR. This action alleges that our Directors breached their fiduciary duties in connection with our acquisition in 2007 of Petro Stopping Centers, L.P., or the Petro Acquisition, and our entering into the lease for our "Petro" branded travel centers, which we entered into with HPT in connection with that acquisition, and seeks an award of unspecified damages and other relief. This action also appears to allege that RMR and HPT aided and abetted our Directors. Under our limited liability company agreement and agreements with RMR and HPT, we are liable to indemnify our Directors, HPT and RMR for liabilities, costs and expenses incurred by them in connection with this litigation. On May 6, 2008, we moved to dismiss this complaint. On June 20, 2008, the plaintiff filed an amended complaint making additional allegations regarding the members of our Board and withdrawing his request for reformation of the Petro Lease. On July 2, 2008, we moved to dismiss the amended complaint. On October 30, 2008, Mr. Kahn's claims against RMR were voluntarily dismissed. On December 11, 2008, our motion to dismiss the amended complaint was denied and a previously imposed stay of discovery was lifted. On January 21, 2009, HPT sent a letter to the plaintiff demanding arbitration of his claims pursuant to the terms of the Petro Lease. On January 31, 2011, we and HPT entered into an amendment to our lease agreements and rent deferral agreement, which is further described under "Related Person Transactions and Company Review of Such Transactions" elsewhere in this proxy statement. Counsel for Mr. Kahn participated in the negotiation of certain aspects of that amendment agreement. In connection with those negotiations, the parties involved in the litigation agreed to settle the lawsuit. Specifically, in exchange for settling the litigation, HPT agreed to waive payment of the first $2.5 million of percentage rent that may become due under our lease with HPT for our "Petro" branded travel centers, which obligation to pay percentage rent is further described in "Related Person Transactions and Company Review of Such Transactions" elsewhere in this proxy statement. The settlement is subject to approval by the Delaware Court of Chancery. Litigation and a court approval process sometimes produce unexpected results. We can provide no assurance that the required court approval will be obtained or that this settlement will be concluded.

Board Leadership Structure

        Our Board is comprised of both Independent Directors and Managing Directors, with a majority being Independent Directors. Our Independent Directors are not employees of ours or of RMR, are not involved in our day to day activities and are persons who qualify as independent under our limited liability company agreement, our bylaws and applicable rules of the NYSE Amex and SEC. Our Managing Directors are not Independent Directors and have been employees of RMR or involved in our day to day activities for at least one year. Our Board is composed of three Independent Directors and two Managing Directors. Our President and Chief Executive Officer is one of our Managing Directors, and one or more of our executive vice presidents regularly attend Board meetings, as does our Director of Internal Audit. Other officers of ours may also attend Board meetings as, on occasion, may officers of RMR, in each case at the invitation of our Board.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of our Independent Directors, and an Independent Director serves as Chair of each such committee. These three standing committees have responsibilities related to our leadership and governance, including among other things: (i) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the compensation paid to our independent accountants, and assists our Board with its oversight of our internal audit function and our compliance with legal and regulatory requirements; (ii) our Compensation Committee annually determines the compensation we pay to our Chief Executive Officer and Chief Financial Officer, recommends to our Board the compensation we pay to our other executive officers, administers our Share Award Plan, including the making of grants of restricted share awards under the Share Award Plan, evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, reviews our business management and shared services agreement with RMR, or our business management agreement, evaluates RMR's performance under that agreement and the expenses, costs and compensation we pay under that agreement, approves those expenses, costs and compensation that we pay under that agreement, and determines whether that agreement will be renewed, amended, terminated or allowed to expire; and (iii) our Nominating and Governance Committee considers nominees to serve on our Board, recommends to our Board nominees for election to our Board, assesses our Board's performance, and reviews and assesses our Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate. The Chairs of the Audit, Compensation and Nominating and Governance Committees set the agenda for their respective committee meetings, but committee members, our Managing Directors or members of our management may suggest agenda items to be considered by these committees.

        We do not have a Chairman of our Board or a lead Independent Director. Special meetings of the Board may be called at any time on the written request to our Secretary of a majority of the Directors then in office. Our Managing Directors, in consultation with our Executive Vice President, Chief Financial Officer and Treasurer, Director of Internal Audit and Executive Vice President and General Counsel, set the agenda for our Board meetings, and any Independent Director may place an item on an agenda by providing notice to a Managing Director, our President and Chief Executive Officer, or our Executive Vice President, Chief Financial Officer and Treasurer. Discussions at Board meetings are led by the Managing Director or Independent Director who is most knowledgeable on a subject. Our Board is small, which facilitates informal discussions and communication from management to the Board and among Directors. Our Independent Directors meet to consider Company business without the attendance of our Managing Directors or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of our Independent Directors, the Chair of the Audit Committee presides unless the Independent Directors determine otherwise.

        In light of the size of our Board and the oversight provided by and involvement of our Independent Directors and Board committees in the leadership of our company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Risk Oversight

        Our Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day-to-day business of our Company is conducted by our management, and our management implements risk management in its activities. RMR provides us advice and assistance with our risk management function. In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided to them by our management and by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with Company management, representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to our Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business management agreement. Also, our Compensation Committee and our Board consider the fact that we have a share grant program which requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

 BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Mr. Koumantzelis, Ms. Gilmore and Mr. Donelan, who are independent under applicable NYSE Amex listing standards and each committee's respective charter, and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of our Board necessary to carry out their responsibilities.

        Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Koumantzelis is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE Amex. Our Board's determination that Mr. Koumantzelis is our Audit Committee financial expert was based upon his experience as: (i) a member of the audit committees of other publicly owned companies; (ii) the chief financial officer of a company which was required to file reports with the SEC; and (iii) a certified public accountant who was responsible for auditing companies which filed SEC reports. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing and determining the compensation paid by us to our President and Chief Executive Officer and our Chief Financial Officer; (2) recommending to our Board the cash compensation paid by us to individuals who serve as our executive officers other than our Chief Executive Officer and Chief Financial Officer; (3) administering and making grants under the Share Award Plan; (4) reviewing our business management agreement, evaluating RMR's performance under that agreement and the expenses, costs and compensation we pay under that agreement, and approving those expenses, costs and compensation that we are required to pay under that agreement; (5) evaluating the performance of our Director of Internal Audit and determining the compensation paid by us to our Director of Internal Audit; and (6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Director nominees for each annual meeting of shareholders or when Board vacancies occur; (2) development, and recommendation to our Board of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.tatravelcenters.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business

Conduct and Ethics, may be obtained free of charge at our website, www.tatravelcenters.com, or by writing to our Secretary, TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458.

COMMUNICATIONS WITH DIRECTORS

        Any shareholder or other interested person who desires to communicate with our Independent Directors or any Directors, individually or as a group, may do so by filling out a report at our website (www.tatravelcenters.com), by calling our toll free confidential message system at (800) 758-9705, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR DIRECTORS;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our limited liability company agreement and bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Directors. Our Board also elects Directors to fill Board vacancies which may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Directors, our Nominating and Governance Committee seeks individuals who have qualities which the Committee believes will be effective in serving our long term best interests. Among the characteristics which the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on our Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. While our Board does not have a specific diversity policy in connection with the selection of nominees for Directors, due consideration is given to our Board's desire for an overall balance of diversity of perspectives, backgrounds and experiences. Our Board does not consider gender, sexual orientation, race, religion, ethnicity, national origin or citizenship to be relevant considerations and does not discriminate on the basis of such criteria. When considering candidates, our Nominating and Governance Committee will also assist our Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen our Board in a way that best serves the long term interests of our Company and complements the experience, skills, attributes and qualifications of existing Directors. Depending on whether the position to be filled is that of an Independent Director or a Managing Director, the qualifications of the candidate to meet the criteria for each such category of Director is considered. In seeking candidates for Director who have not previously served as our Director, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members, and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm. In addition to other criteria, our bylaws require that nominees submit detailed personal and financial information required in connection with our license or regulation by state insurance and gambling authorities.

        In 2010, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2011 annual meeting of shareholders, except the nominations made by our Board and recommendations by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Directors who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our limited liability company agreement and bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the Chair of our Nominating and Governance Committee and our Secretary given within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws and applicable state and federal laws. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee. We are reviewing our procedures for shareholder recommendations of Director candidates and may amend them in a manner that affects shareholder recommendations of Director candidates to stand for election at our 2012 meeting. We will publish any such amended procedures on our website. Any shareholder considering making a recommendation of a Director candidate should carefully review and comply with the procedures then in effect for making such a recommendation.

        2012 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2012 annual meeting of shareholders must be received at our principal executive offices on or before October 25, 2011 in order to be considered for inclusion in our proxy statement for our 2012 annual meeting of shareholders, provided that if we hold our 2012 annual meeting before April 12, 2012 or after June 11, 2012, shareholders must submit proposals for inclusion in our 2012 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        2012 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for a shareholder properly to propose a nominee for election to our Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder must comply in all respects with the advance notice and other provisions set forth in our limited liability company agreement and bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, share ownership and submission of specified information. Our bylaws currently require that shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2012 annual meeting of shareholders must be submitted, in accordance with the requirements of our bylaws, not later than

5:00 p.m. (Eastern Time) on October 25, 2011 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than September 25, 2011; provided, that, if our 2012 annual meeting is called for a date earlier than April 12, 2012 or later than June 11, 2012, then a shareholder's notice must be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth day following the earlier of the day on which (i) notice of the date of our 2012 annual meeting is mailed or otherwise made available or (ii) public announcement of the date of our 2012 annual meeting is first made by us. We are reviewing our bylaws and may amend them in a manner that affects shareholder nominations or other proposals that shareholders seek to make at our 2012 meeting. Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals and any amendment to our bylaws approved by our Board, may be obtained by writing to our Secretary at TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions. Under our limited liability company agreement and bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our limited liability company agreement or bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

COMPENSATION DISCUSSION AND ANALYSIS

        At December 31, 2010, we had six executive officers: Thomas M. O'Brien, President and Chief Executive Officer; Andrew J. Rebholz, Executive Vice President, Chief Financial Officer and Treasurer; Michael J. Lombardi, Executive Vice President; Mark R. Young, Executive Vice President and General Counsel; Mr. Ara A. Bagdasarian, Executive Vice President and Mr. Barry A. Richards, Executive Vice President. Additional biographical information about our executive officers appears elsewhere in this proxy statement.

Compensation philosophy and process

        Individual performance is an important factor in determining each element of compensation. Our Compensation Committee determines the total compensation of our Chief Executive Officer and Chief Financial Officer and the amount of share grants to all of the executive officers. Our Compensation Committee recommends to our Board and the Board determines all compensation, other than share grants, for our executive officers other than our Chief Executive Officer and Chief Financial Officer. There is no formulaic approach to the determinations of an executive officer's compensation as it is in the discretion of our Compensation Committee and our Board and determinations of an executive officer's compensation are not made as a result of benchmarking compensation against that of other companies. We believe it is important to align the interests of our executive officers with those of our shareholders and therefore have determined that a significant portion of an executive officer's annual compensation will be paid in the form of restricted share awards that vest over a period of at least four years. We also believe that performance and retention of our executive officers is improved by paying a substantial portion of each executive officer's cash compensation as an annual bonus. We currently limit the annual base salaries of our executive officers and utilize changes in annual cash bonus amounts as the primary mechanism for effecting annual compensation adjustments for our executive officers.

        In making their discretionary compensation determinations each year, our Compensation Committee's and Board's qualitative and subjective considerations of an executive's performance generally include, but are not limited to, the executive officer's:

  •
  accomplishments achieved during the year;

  •
  ability to identify areas for the company's improvement and to achieve benefits from those improvements;

  •
  quality of decisions made;

  •
  ability to lead employees both in routine activities and in special projects;

  •
  change in performance as compared to the prior year;

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  perceived potential for future development and for assuming additional or alternative duties in the future;

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  background, training, education and experience;

  •
  specific areas of expertise and value to us, and the likelihood we could find a suitable replacement on a timely and cost effective basis; and

  •
  compensation compared to that of other individuals within our company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals.

        In addition to the consideration of the various factors described in the preceding paragraphs, our Compensation Committee and our Board consider data regarding historical pay and available compensation data for public companies that are engaged in businesses similar to our business or that possess size or other characteristics which are similar to ours. None of our direct competitors are public companies and so we did not have access to the compensation practices and amounts of those companies. Consequently, in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, our management engaged a third party compensation consultant solely to provide comparative data regarding compensation paid by a group of public companies in the following industries: specialty retail; hotels, restaurants and leisure; food retail; and food and staples retailing industries.(2)

        In September 2010, Ms. Gilmore, the Chair of our Compensation Committee, met with Mr. Barry Portnoy, our Managing Director who is not also an executive officer of us, Mr. Adam Portnoy, President and Chief Executive Officer of RMR, and the chairs of the compensation committees of other public companies for which RMR provides services. The purpose of this meeting as it concerns our compensation matters was to discuss compensation philosophy regarding potential share grants to be made by us, to consider the compensation payable by us to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates and to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services. At a Compensation Committee meeting in

(2)
This group of public companies included Advance Auto Parts, Inc.; AutoZone, Inc.; BJ's Wholesale Club, Inc.; Brinker International, Inc.; Casey's General Stores, Inc.; Cracker Barrel Old Country Store, Inc.; Darden Restaurants, Inc.; Genuine Parts Company; Jack in the Box Inc.; Office Depot, Inc.; OfficeMax Incorporated; Staples, Inc.; Starbucks Corporation; Susser Holdings Corporation; The Pantry, Inc.; Wendy's International, Inc.; and YUM! Brands, Inc.

December 2010 our Compensation Committee considered recommendations arising from the September 2010 meeting, recommendations provided by management and other factors such as (1) the amounts and value of historical share awards made to each executive officer, (2) the amounts of share awards granted to persons with similar levels of responsibility, (3) the then current market prices of our shares, (4) the performance of each executive officer during 2010, (5) each executive officer's expected future contributions to us, (6) each executive officer's relative mix of cash and noncash compensation, (7) the data about executive compensation trends and amounts that was prepared for our management by an independent compensation consulting firm, and (8) our financial position and operating performance in the past year and our perceived future prospects. There was no formulaic approach to the use of these various factors in determining the amount of the share awards to each executive officer. The share amounts were determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our Compensation Committee did not engage a compensation consultant to participate in the determination or recommendation of the amounts or form of compensation for our executive officers. Messrs. O'Brien and Rebholz participated in the Compensation Committee meeting with regard to consideration of compensation generally and to our other officers, but they left that meeting and did not participate in the Compensation Committee's determination and recommendation of their compensation. For bonus amounts paid to our executive officers for 2010, there were no bonus targets established. In addition, no bonus targets have been established for purposes of bonus amounts that may be paid to our executive officers in 2011. In keeping with our Compensation Committee's desire to reduce the incentives for management to take excessive risk for short term benefit, our Compensation Committee considers historical levels of compensation and gradual increases thereof to be among the most important factors in determining compensation, but certainly not the sole factor.

Compensation components

        The mix of base salary, cash bonus and equity compensation that we pay to our executive officers varies depending on the executive officer's position and responsibilities with us. Our Compensation Committee does not follow a set formula or specific guidelines in determining how to allocate among the compensation components.

        The components of the compensation packages of our executive officers are as follows:

Base salary

        Base salaries are reviewed annually and adjusted, if appropriate, on a subjective basis based upon consideration of a number of factors including, but not limited to, the following for each executive officer: (1) historical compensation, (2) accomplishments achieved during the year, (3) ability to identify areas for the company's improvement and to achieve benefits from those improvements, (4) quality of decisions made, (5) ability to lead employees both in routine activities and in special projects, (6) change in performance as compared to the prior year, (7) perceived potential for future development and for assuming additional or alternative duties in the future, (8) the executive officer's background, training, education and experience, (9) the market demand for specific expertise possessed by the executive officer, the executive officer's value to us and the likelihood we could find a suitable replacement on a timely and cost effective basis, (10) a comparison of the executive officer's pay to that of other individuals within our company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals, (11) the data about executive compensation trends and amounts that was prepared for our management by an independent compensation consulting firm, and (12) our financial position and operating performance throughout 2010. Currently, we limit the annual base salaries of our executive officers to $300,000, with the exception of Mr. Lombardi whose annual base salary has been limited to $339,000, which is the annual base salary amount that was established for him by our predecessor. Subject to the limits we have on annual base salaries, we also adjust base salaries, as warranted, for promotions and other changes in the executive officer's role which may occur from time to time. In 2010, the annual base salary for Mr. Rebholz was increased to $300,000, the annual base salary for Mr. Young was increased to $290,000 and the annual base salary for Mr. Bagdasarian was increased to $245,000. In determining the annual base salary for Mr. O'Brien, the Compensation Committee considers the experiences and insights of RMR with respect to Mr. O'Brien's performance. In determining the annual base salary for Mr. Rebholz, the Compensation Committee considers an evaluation of Mr. Rebholz's performance provided by Mr. O'Brien and the experiences and insights of RMR with respect to Mr. Rebholz's performance. In determining the annual base salary for our other executive officers, the Compensation Committee considers an evaluation of those officers' performances provided by Messrs. O'Brien and Rebholz and the experiences and insights of RMR with respect to those officers' performances.

Annual bonus and share award plan

        Each of our executive officers, including our Chief Executive Officer, is eligible to receive an annual cash bonus and share award. There is no formulaic approach used in determining the amount of these annual cash and share awards. The cash bonus and share awards are determined on a subjective basis by our Compensation Committee and Board, as the case may be, based upon consideration of a number of factors including, but not limited to, the following for each executive officer: (1) historical bonus and share awards to the individual, (2) accomplishments achieved during the year, (3) ability to identify areas for the company's improvement and to achieve benefits from those improvements, (4) quality of decisions made, (5) ability to lead employees both in routine activities and in special projects, (6) change in performance as compared to the prior year, (7) perceived potential for future development and for assuming additional or alternative duties in the future, (8) the market demand for specific expertise possessed by the executive officer, the executive officer's value to us and the likelihood we could find a suitable replacement on a timely and cost effective basis; (9) a comparison of the executive officer's total compensation to that of other individuals within our company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals, (10) the amounts of share awards granted to persons with similar levels of responsibility, (11) the then current market prices of our shares, (12) each executive officer's relative mix of cash and noncash compensation, (13) the data about executive compensation trends and amounts that was prepared for our management by an independent compensation consulting firm, and (14) our financial position and operating performance throughout 2010. In addition, in determining cash bonus and share awards for our executive officers, our Compensation Committee and Board also consider the recommendations of the Chair of the Compensation Committee following her meeting with Mr. Portnoy and the chairs of the compensation committees of other public companies for which RMR provides services, the experiences and insights of RMR with respect to the performances of our executive officers, the evaluation provided by Mr. O'Brien of Mr. Rebholz's performance and the evaluations provided by Messrs. O'Brien and Rebholz of our other executive officers' performances. We currently limit the annual base salaries of our executive officers and utilize changes in annual cash bonus amounts as the primary mechanism for effecting annual compensation adjustments for our executive officers. For 2010, the increases in the annual cash bonus amounts paid to our executive officers reflect this interplay between the annual base salary limitation and annual cash bonus amounts, within the context of the other factors described above that are taken into account in determining annual cash bonus and share award amounts.

        Mr. O'Brien's annual bonus is determined on a subjective basis by our Compensation Committee, composed solely of Independent Directors, who base their decision upon their consideration and evaluation of his performance during the year. Considerations may include, but may not be limited to, our financial performance, our growth and our success in achieving strategic initiatives and objectives as well as the other matters noted above that our Compensation Committee considers in making this determination. For 2010, our Compensation Committee awarded Mr. O'Brien a bonus of $1,300,000 in cash and 200,000 common shares that will vest in ten equal annual installments beginning on the grant date. The shares awarded had a value at the grant date of $710,000 of which the vested portion was $71,000 as of the grant date. In making this cash bonus and this share award, our Compensation Committee considered Mr. O'Brien's performance in leading the company through the difficult economic conditions existing throughout 2010 in the United States, including but not limited to his managing capital and operating expenditures in relation to the prevailing business levels in order to conserve liquidity and maintain our cash balance, maintaining fuel sales and pricing in order to maintain fuel margin and developing new and enhancing existing marketing programs that take advantage of our competitive strengths to grow our business in a slowly recovering economy, that may position us for future growth and that may prepare us for the merger of our two largest competitors, which merger was completed in mid 2010. Our Compensation Committee determined that the share award would vest over time to ensure a continuing commonality of interest between Mr. O'Brien and our shareholders, to provide Mr. O'Brien with an incentive to remain with us to earn the unvested portion of the award and to encourage a long term risk averse attitude in his decisions affecting our business. The foregoing description of the share award to Mr. O'Brien during 2010 does not include the share award granted to him in his capacity as one of our Directors.

        The annual cash bonus for Mr. Rebholz was determined by our Compensation Committee after consideration of the same criteria described above with regard to Mr. O'Brien as applied to Mr. Rebholz's performance and after consideration of the other matters noted above that our Compensation Committee considers in determining Mr. Rebholz's compensation. The annual cash bonuses for our executive officers, other than Messrs. O'Brien and Rebholz, were recommended by our Compensation Committee and approved by our Board, based upon the consideration and evaluation of each executive's performance and level of total compensation as well as the other matters noted above that our Compensation Committee and Board consider in making these determinations. These considerations included, but were not limited to, our financial and operating performance during 2010 and each executive officer's level of total compensation.

        Messrs. O'Brien and Rebholz were also officers of RMR throughout all of 2010. Because at least 80% of Messrs. O'Brien's and Rebholz's business time is devoted to services to us, 80% of Messrs. O'Brien's and Rebholz's total cash compensation (that is, the combined cash compensation paid by us and RMR, including base salary and cash bonus) was paid by us and the remainder was paid by RMR.

        No target cash bonus for 2011 has been established for our executive officers.

        We made equity awards under the Share Award Plan to our executive officers and others based upon factors that our Compensation Committee considered relevant to align the interests of the persons to whom awards were made with our business objectives, which primarily relate to increasing, on a long term basis, the value of the Company by improving our prospects, our competitive position within our industry, and our profitability and cash generation from operations. In addition to the award of common shares made to Mr. O'Brien during 2010, our Compensation Committee awarded common shares to each of our other executive officers who were in our employ at the grant date. These awards ranged in size and value from 45,000 shares, having a grant date value of $159,750, to 100,000 shares, having a grant date value of $355,000. In determining the size of each share award, the Compensation Committee considered the responsibilities of the executive, the relation of the size of the award to the size of the share award made to Mr. O'Brien and other factors, including their past and expected future performances and possible cash bonuses, prior year share grant amounts, 2010 annual base cash salaries and the Company's improved operational results during 2010. In each case, the Compensation Committee determined that the share awards would vest in five equal annual installments for those other executive officers, other than Mr. Rebholz whose shares vest in ten equal annual installments, in each case beginning on the date of the grant to ensure a continuing commonality of interest between the recipients and our shareholders, to provide our executives with an incentive to remain with us to earn the unvested portion of the award and to encourage a long term risk averse attitude in their decisions affecting our business.

Perquisites and other benefits

        Our executive officers are entitled to participate in our benefit plans on the same terms as our other employees. These plans include medical, dental and life insurance plans and a defined contribution retirement plan.

All other payments

        The summary compensation table below includes amounts described as "All Other Compensation." For 2010, there were no such amounts paid to our executive officers.

COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

COMPENSATION COMMITTEE
Barbara D. Gilmore, Chair Patrick F. Donelan Arthur G. Koumantzelis

 COMPENSATION TABLES

        The following tables provide: (1) summary 2010, 2009 and 2008 compensation information relating to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated persons during 2010 who were executive officers of ours at December 31, 2010; (2) information with respect to share awards made to these persons during 2010 and prior years; and (3) compensation information relating to our Directors for 2010. The compensation information for the persons included in the compensation tables are for services rendered to us and our subsidiaries and do not include information regarding compensation received by such persons for services rendered to RMR.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Thomas M. O'Brien	2010	$300,000	$1,300,000	$744,100	$—	$2,344,100
President and Chief Executive Officer(3)	2009	$300,000	$1,175,000	$875,175	$2,500	$2,352,675
	2008	$300,000	$1,000,000	$243,250	$3,250	$1,546,500
Andrew J. Rebholz	2010	$300,000	$400,000	$355,000	$—	$1,055,000
Executive Vice President, Chief Financial	2009	$275,000	$325,000	$321,750	$291,515	$1,213,265
Officer and Treasurer	2008	$220,000	$250,000	$69,600	$3,669	$543,269
Michael J. Lombardi	2010	$339,000	$250,000	$159,750	$—	$748,750
Executive Vice President	2009	$339,000	$230,000	$193,050	$1,151,360	$1,913,410
	2008	$339,000	$200,000	$46,400	$2,260	$587,660
Mark R. Young	2010	$290,000	$250,000	$159,750	$—	$699,750
Executive Vice President and General Counsel	2009	$275,000	$230,000	$193,050	$2,292	$700,342
	2008	$259,500	$210,000	$46,400	$3,858	$519,758
Ara A. Bagdasarian	2010	$245,000	$225,000	$159,750	$—	$504,750
Executive Vice President

(1)
Represents the grant date fair value of the shares granted in 2010, 2009 and 2008, as applicable, compiled in accordance with FASB Accounting Standard Codification Topic 718, "Compensation-Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
We suspended matching contribution payments to our 401(k) plan in May 2009, and there were no other elements of compensation paid to the persons listed in the summary compensation table for 2010. All Other Compensation for 2009 totals $1.4 million for the persons listed in the summary compensation table and includes $1.4 million for the employee retention plan that was adopted by our predecessor and $14,592 for matching contribution payments to our 401(k) plan. All Other Compensation for 2008 totals $13,037 for the persons listed in the summary compensation table, all of which was for matching contribution payments to our 401(k) plan.

(3)
Mr. O'Brien's share awards amount for 2010 includes $34,100 of compensation for services as a Director and $710,000 for services as an executive officer. Mr. O'Brien's share awards amount for 2009 includes $17,175 of compensation received for services as a Director and $858,000 for services as an executive officer. His share awards amount for 2008 includes $11,250 of compensation received for services as a Director and $232,000 for services as an executive officer.

 GRANTS OF PLAN BASED AWARDS FOR 2010
(Shares granted in 2010, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards(2)
Thomas M. O'Brien	5/13/10	11,000 Common Shares(3)	$34,100
Thomas M. O'Brien	12/1/10	200,000 Common Shares(4)	$710,000
Andrew J. Rebholz	12/1/10	100,000 Common Shares(4)	$355,000
Michael J. Lombardi	12/1/10	45,000 Common Shares	$159,750
Mark R. Young	12/1/10	45,000 Common Shares	$159,750
Ara A. Bagdasarian	12/1/10	45,000 Common Shares	$159,750

(1)
Unless noted otherwise below, share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. At our option, in the event a recipient granted a share award ceases to perform duties for us, RMR or any company which RMR manages or which is affiliated with RMR during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares which have not yet vested.

(2)
Represents the value based upon the closing price of our shares on the grant date, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

(3)
Shares granted in Mr. O'Brien's capacity as a Director, which vested fully on the grant date.

(4)
This share award provides that one tenth of the award vested on the grant date and one tenth vests on each of the next nine anniversaries of the grant date.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2010
(Shares granted in 2010 and prior years that have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Thomas M. O'Brien(3)	2010	180,000 Common Shares	$678,600
Thomas M. O'Brien(3)	2009	160,000 Common Shares	$603,200
Thomas M. O'Brien(3)	2008	140,000 Common Shares	$527,800
Thomas M. O'Brien(3)	2007	120,000 Common Shares	$452,400
Thomas M. O'Brien	2007	6,000 Common Shares	$22,620
Andrew J. Rebholz(3)	2010	90,000 Common Shares	$339,300
Andrew J. Rebholz	2009	45,000 Common Shares	$169,650
Andrew J. Rebholz	2008	24,000 Common Shares	$90,480
Andrew J. Rebholz	2007	1,000 Common Shares	$3,770
Michael J. Lombardi	2010	36,000 Common Shares	$135,720
Michael J. Lombardi	2009	27,000 Common Shares	$101,790
Michael J. Lombardi	2008	16,000 Common Shares	$60,320
Michael J. Lombardi	2007	1,500 Common Shares	$5,655
Mark R. Young	2010	36,000 Common Shares	$135,720
Mark R. Young	2009	27,000 Common Shares	$101,790
Mark R. Young	2008	16,000 Common Shares	$60,320
Mark R. Young	2007	1,000 Common Shares	$3,770
Ara A. Bagdasarian	2010	36,000 Common Shares	$135,720
Ara A. Bagdasarian	2009	12,000 Common Shares	$45,240
Ara A. Bagdasarian	2008	6,000 Common Shares	$22,620
Ara A. Bagdasarian	2007	600 Common Shares	$2,262

(1)
Unless noted otherwise below, share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2010 were granted on December 1, 2010; the shares granted in 2009 were granted on December 8, 2009; the shares granted in 2008 were granted on November 24, 2008; and the shares granted in 2007 were granted on November 26, 2007. At our option, in the event a recipient granted a share award ceases to perform duties for us, RMR or any company which RMR manages or which is affiliated with RMR during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares which have not yet vested.

(2)
Represents the value based upon the closing price of our shares on December 31, 2010.

(3)
This share award provides that one tenth of the award vested on the grant date and one tenth vests on each of the next nine anniversaries of the grant date.

 STOCK VESTED FOR 2010
(Share grants which vested in 2010, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
Thomas M. O'Brien(2)	97,000	$329,340
Andrew J. Rebholz	38,000	$134,020
Michael J. Lombardi	27,500	$96,570
Mark R. Young	27,000	$94,950
Ara A. Bagdasarian	16,600	$58,654

(1)
Represents the value based upon the closing price of our shares on the 2010 dates of vesting of grants made in 2010 and prior years.

(2)
Includes 11,000 common shares with a value realized on vesting of $34,100 granted to Mr. O'Brien in 2010 in his capacity as one of our Directors; all share grants to Directors vest at the time of grant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        In the past, we have entered arrangements with our former executive officers in connection with the termination of their employment with us, providing for the acceleration of vesting of restricted shares previously granted to the former officer under the Share Award Plan and, in certain instances, payments for future services to us as a consultant or part time employee and continuation of health care and other benefits. Although we have no formal policy, plan or arrangement for payments to our executive officers in connection with their termination of employment with us, we may in the future provide on a discretionary basis for similar payments depending on various factors we then consider relevant and if we believe it is in the Company's best interests to do so.

 DIRECTOR COMPENSATION FOR 2010
(2010 compensation; all share grants to Directors vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Barbara D. Gilmore	$47,500		$34,100		$81,600
Arthur G. Koumantzelis	$54,750		$34,100		$88,850
Patrick F. Donelan	$46,250		$34,100		$80,350
Barry M. Portnoy	$—	(2)	$34,100		$34,100
Thomas M. O'Brien	$—	(2),(3)	$34,100	(3)	$34,100

(1)
Represents the value based upon the closing price of our shares on the date of grant. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Our Managing Directors do not receive cash compensation for their services as Directors.

(3)
The compensation listed in this table for Mr. O'Brien relates solely to compensation in his capacity as one of our Directors. Compensation paid to Mr. O'Brien in his capacity as our President and Chief Executive Officer is disclosed elsewhere in this proxy statement and the value of Mr. O'Brien's Director share award is also included in his compensation listed in the summary compensation table elsewhere in this proxy statement.

        Each Independent Director receives an annual fee of $30,000 for services as a Director, plus a fee of $750 for each meeting attended. Up to two $750 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The Chairs of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $12,500, $4,500 and $4,500, respectively, each year. In addition, each Director received a grant of 11,000 of our common shares in 2010. We generally reimburse all our Directors for travel expenses incurred in connection with their duties as Directors.

        Our Board believes it is important to align the interests of Directors with those of our shareholders and for Directors to hold equity ownership positions in us. Accordingly, our Board believes that a portion of each Director's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of directors of other comparable enterprises, both with respect to size and industry, including the compensation of directors and trustees of other companies managed by RMR.

        In 2010 our Board reviewed the compensation paid to our Directors and determined the amount of the Directors' cash compensation and our Compensation Committee determined the amount of the equity based awards granted to our Directors under the Share Award Plan. Our Managing Directors do not receive any cash compensation for their services as Directors, but they do receive common share grants equal to the share grants awarded to our Independent Directors. Mr. O'Brien receives compensation for services as our President and Chief Executive Officer.

 AUDIT COMMITTEE REPORT

        In the course of our oversight of the Company's financial reporting process, we have: (i) reviewed and discussed with management the audited financial statements for the year ended December 31, 2010; (ii) discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in rule 3200T; (iii) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (iv) discussed with the independent registered public accounting firm its independence; and (v) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE
Arthur G. Koumantzelis, Chair Patrick F. Donelan Barbara D. Gilmore

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 14, 2011. The following table sets forth information regarding the beneficial ownership of our common shares (excluding any fractional shares which may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Directors, nominees and the persons listed in the summary compensation table found elsewhere in this proxy statement; and (3) our Directors and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of our Common Shares
HPT(3)	1,540,000	8.5%
Directors, Nominees and Executive Officers
Thomas M. O'Brien	878,690	4.9%
Andrew J. Rebholz	240,000	1.3%
Michael J. Lombardi	137,500	*
Mark R. Young	135,015	*
Ara A. Bagdasarian	73,000	*
Barry M. Portnoy(3)	47,411	*
Barbara D. Gilmore(4)	35,000	*
Arthur G. Koumantzelis	25,561	*
Patrick F. Donelan	25,000	*
All Directors, nominees and executive officers as a group (10 persons)(3),(4)	1,678,677	9.3%

*
Less than 1% of our outstanding common shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o TravelCenters of America LLC, 24601 Center Ridge Road, Westlake, Ohio 44145.

(2)
Our limited liability company agreement and other agreements to which we are a party place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class or series of our shares. In addition, in order to help us preserve the tax treatment of our net operating losses and other tax benefits, our bylaws generally provide that transfers of our shares to a person, entity or group which is then, or would become as a result, an owner of 5% or more of our outstanding shares would be void in total for transferees then already owning 5% or more of our shares, and for transferees that would otherwise become owners of 5% or more of our shares, to the extent the transfer would so result in such level of ownership by the proposed transferee. The percentages indicated are based upon the number of shares shown divided by the 18,016,196 of our common shares outstanding as of February 14, 2011.

(3)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed with the SEC on January 25, 2011. Based on the information provided in that Schedule 13G/A, the address of HPT is 400 Centre Street, Newton, Massachusetts 02458, which we understand has since changed to Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. In that Schedule 13G/A, RMR and Reit Management & Research Trust, or RMR Trust, reported that they do not hold any of our common shares, but RMR, as manager of HPT, and RMR Trust, as the sole member of RMR, may, under applicable regulatory definitions, be deemed to beneficially own (and have shared voting and dispositive power over) the 1,540,000 shares beneficially owned by HPT. In that same Schedule 13G/A, RMR and RMR Trust each disclaimed such beneficial ownership. In addition, in that same Schedule 13G/A, Mr. Barry Portnoy reported that he beneficially owns 47,411.6 of our common shares, and Mr. Adam D. Portnoy reported that he beneficially owns 42,263.8 of our common shares (of which 22,400 are subject to vesting requirements and will become fully vested, subject to the lapse of certain contingencies, annually through 2014). In that same Schedule 13G/A, Mr. Barry Portnoy and Mr. Adam Portnoy reported that in their respective positions as the Chairman and a director of RMR and the Chairman, majority beneficial owner and a Trustee of RMR Trust and as the President and Chief Executive Officer and a director of RMR, and the President and Chief Executive Officer, a beneficial owner and a Trustee of RMR Trust, they may also be deemed to beneficially own (and have shared voting and dispositive power over) the 1,540,000 shares beneficially owned by HPT. In that same Schedule 13G/A, Mr. Barry Portnoy and Mr. Adam Portnoy each disclaimed such beneficial ownership. None of the 1,540,000 shares beneficially owned by HPT are included in the shares listed as beneficially owned by Mr. Barry Portnoy in the above table.

(4)
Includes 10,000 common shares owned by Ms. Gilmore's husband. Ms. Gilmore disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the shares.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Director or executive officer, any member of the immediate family of any Director or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Directors, even if the disinterested Directors constitute less than a quorum. If there are no disinterested Directors, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Directors. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Directors or Independent Directors, as the case may be, shall act in accordance with any applicable provisions of our limited liability company agreement and bylaws, consider all of the relevant facts and circumstances, and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Directors or otherwise in accordance with our policies described above. In the case of any transaction with us in which any other employee of ours who is subject to our Code of Business Conduct and Ethics and who has a direct or indirect material interest in the transaction, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We were created as a 100% owned subsidiary of HPT. On January 31, 2007, HPT purchased our predecessor for approximately $1.9 billion. Simultaneously with this purchase, HPT restructured our predecessor's business as follows: (i) HPT retained the real estate of 146 of the 163 travel centers then operated or franchised by our predecessor and certain other assets; (ii) our predecessor's operating business and all its assets not retained by HPT, plus approximately $212.0 million of net working capital, were contributed to us; (iii) we entered a long term lease with HPT for our predecessor's real estate retained by HPT, which we refer to as our TA Lease; and (iv) all of our shares were spun off to HPT's shareholders on January 31, 2007 and we became a separate public company. As part of the 2008 rent deferral agreement described below, HPT acquired, and as of February 14, 2011, HPT continued to own, 1,540,000 of our common shares, which represented approximately 8.5% of our outstanding common shares.

        One of our Independent Directors, Arthur Koumantzelis, was a trustee of HPT at the time we were created, and one of our Managing Directors, Barry Portnoy, was a trustee of HPT at the time we were created. Mr. Koumantzelis resigned and ceased to be a trustee of HPT shortly before he joined our Board. Mr. Portnoy remains a trustee of HPT. Mr. Portnoy's son, Mr. Adam Portnoy, is also a trustee of HPT, and his son-in-law is an executive officer of HPT. Mr. O'Brien, our other Managing Director and our President and Chief Executive Officer, was a former executive officer of HPT.

        In addition to our spin off from HPT on January 31, 2007, we completed another transaction together with HPT in 2007. On May 30, 2007, we purchased Petro Stopping Centers, L.P. for $63.6 million and HPT purchased Petro Stopping Centers Holdings, L.P. for approximately $655 million. Simultaneously with these purchases, we leased 40 Petro travel centers from HPT pursuant to our Petro Lease.

        We have two leases with HPT, the TA Lease and the Petro Lease, pursuant to which we currently lease 185 travel centers from HPT. Our TA Lease is for 145 travel centers that we operate under the "TravelCenters of America" or "TA" brand names. The TA Lease became effective on January 31, 2007. Our Petro Lease is for 40 travel centers that we operate under the "Petro" brand name. Our Petro Lease became effective on May 30, 2007. The TA Lease expires on December 31, 2022. The Petro Lease expires on June 30, 2024, and may be extended by us for up to two additional periods of 15 years each. Both the TA Lease and the Petro Lease are "triple net" leases, which require us to pay all costs incurred in the operation of the leased travel centers, including personnel, utilities, acquiring inventories, services to customers, insurance, real estate and personal property taxes, environmental related expenses and ground lease payments, if any. As amended by the Amendment Agreement that we entered into with HPT on January 31, 2011, and which is further described below, the TA Lease requires us to pay minimum rent to HPT of $135.1 million per year for the period from January 1, 2011 through January 31, 2012, and $140.1 million per year for the period commencing February 1, 2012 and continuing through December 31, 2022. The minimum rent payable by us to HPT under the TA Lease may increase if HPT funds or reimburses the cost in excess of $125.0 million (see below) for certain improvements to the leased TA travel centers. As amended by the Amendment Agreement that we entered into with HPT on January 31, 2011, and which is further described below, the Petro Lease requires us to pay minimum rent to HPT of $54.2 million per year through June 30, 2024, and may increase if HPT funds or reimburses the cost for certain improvements to the leased Petro travel centers. Starting in 2012 and 2013, respectively, the TA Lease and Petro Lease require us to pay HPT additional rent equal to 3% of increases in nonfuel gross revenues and 0.3% of increases in gross fuel revenues at the leased travel centers over base amounts. The increases in percentage rents attributable to fuel revenues are subject to a maximum each year calculated by reference to changes in the consumer price index. As further discussed below, pursuant to, and subject to the conditions set forth in, the Amendment Agreement, HPT agreed to waive payment of the first $2.5 million of percentage rent that may become due under our Petro Lease. We also are required to generally indemnify HPT for certain environmental matters and for liabilities which arise during the terms of the leases from ownership or operation of the leased travel centers. The TA Lease and the Petro Lease also include arbitration provisions for the resolution of disputes, claims and controversies.

        HPT had agreed to provide up to $25.0 million of tenant improvements allowance funding annually for the first five years of the TA Lease for certain improvements to the leased properties without an increase in our rent. All improvements funded under the tenant improvements allowance are owned by HPT. On May 12, 2008, we and HPT amended the TA Lease to permit us to receive this $125.0 million of funding, without an increase in our rent, from HPT earlier than previously permitted provided that if we elected to receive funding for these tenant improvements before the time contractually required by the original lease terms, HPT's tenant improvements allowance was discounted to reflect the accelerated receipt of funds by us according to a present value formula established in the amended lease. We recorded the discounted amount of the remaining uncollected tenant improvements allowance in our balance sheet as a leasehold improvements receivable. During 2010, we received funding of $7.0 million from HPT for qualifying tenant improvements. As of September 30, 2010, we had received all of the $125.0 million tenant improvements allowance from HPT without an increase in rent payments, but some of this amount was discounted pursuant to the terms of the lease because we elected to receive those funds on an accelerated basis.

        Under both the TA Lease and the Petro Lease, we may request that HPT fund approved amounts for renovations, improvements and equipment at the leased travel centers, in addition to the $125.0 million described above, in return for minimum annual rent increases according to a formula: the minimum rent per year will be increased by an amount equal to the amount funded by HPT times the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%. HPT is not required to fund these improvements. Since January 1, 2010, we have not sold any such leasehold improvements to HPT.

        At the time of our spin off from HPT, our acquisitions and transactions with HPT in connection with the Petro Lease and an equity offering completed by us in June 2007, we and HPT believed that we were adequately capitalized to meet all of our obligations, including those owed to HPT. However, since then there were material changes in the market conditions under which we operate. Specifically, the increase during the first half of 2008 in the price of diesel fuel which we buy and sell at our travel centers and the slowing of the U.S. economy during 2008 adversely affected our business and increased our working capital requirements. Although we undertook a restructuring of our business to adjust to these changed market conditions, our balance sheet flexibility and liquidity remained a concern to us because of the impact the then weakening economy and fuel price volatility might have on our working capital requirements. Accordingly, on August 11, 2008, we and HPT entered a rent deferral agreement. Under the terms of this deferral agreement we had the option to defer our monthly rent payments to HPT by up to $5.0 million per month for periods beginning July 1, 2008 until December 31, 2010. Also pursuant to the deferral agreement, we issued 1,540,000 of our common shares to HPT (approximately 9.6% of our shares then outstanding immediately after this new issuance). On January 1, 2010, interest on all unpaid deferred rent under the deferral agreement began accruing at a rate of 1% per month and was payable monthly in arrears by us to HPT. During 2010, we recognized interest expense of $14.1 million, on our deferred rent, and at December 31, 2010, we had interest payable to HPT of $1.5 million. No additional rent deferrals were permitted for rent periods after December 31, 2010. Any deferred rent (and interest thereon) not previously paid was contractually due to HPT on July 1, 2011. This deferral agreement also included a prohibition on share repurchases and dividends by us while any deferred rent remains unpaid and provided that all deferred rent and interest thereon would become immediately due and payable by us to HPT if certain events provided in that agreement occurred, including a change of control of us. Also, in connection with this deferral agreement, we entered into a registration rights agreement with HPT, which provides HPT with certain rights to require us to conduct a registered public offering (underwritten or otherwise) with respect to our common shares issued to HPT pursuant to the deferral agreement, which rights continue through the date which is twelve months following the latest of the expiration of the terms of the TA Lease and the Petro Lease. As of December 31, 2010, we had accrued an aggregate of $150.0 million of deferred rent payable to HPT.

        On January 31, 2011, we and HPT entered an Amendment Agreement that amended the TA Lease, the Petro Lease and our rent deferral agreement with HPT. This agreement provided that:

  •
  The minimum annual rent payable by us to HPT under the TA Lease was reduced effective January 1, 2011, by approximately $30 million, so that the rent is reduced to $135.1 million per year until February 1, 2012, when it will increase to $140.1 million per year through the end of the lease term in December 2022.

  •
  The $5.0 million increase in annual minimum rent payable by us to HPT under the TA Lease that was scheduled to begin on February 1, 2011, was eliminated.

  •
  The minimum annual rent payable by us to HPT under the Petro Lease was reduced effective January 1, 2011, by approximately $12.0 million, so that the annual rent is reduced to $54.2 million through the end of the lease term in June 2024.

  •
  The due date for the $150.0 million of rent we had deferred as of December 31, 2010 was extended from July 1, 2011, so that $107.1 million will be due and payable on December 31, 2022, and the remaining $42.9 million will be due and payable on June 30, 2024, and interest ceased to accrue on our deferred rent obligation beginning on January 1, 2011; provided, however, that the deferred rent obligation shall be accelerated and interest shall begin to accrue thereon if certain events provided in the Amendment Agreement occur, including a change of control of us.

  •
  Subject to court approval of a settlement of the derivative action described under "Board of Directors" elsewhere in this proxy statement, HPT will waive payment of the first $2.5 million of percentage rent that may become due under the Petro Lease, which percentage rent obligation is described above. Litigation and a court approval process sometimes produce unexpected results. We can provide no assurance that the required court approval will be obtained or that this settlement will be concluded.

        RMR provides management services to both us and HPT. Barry Portnoy is a Managing Trustee of HPT and a Managing Director of us; and there are other current and historical relationships between us and HPT. For example, Thomas O'Brien, our other Managing Director and our President and Chief

Executive Officer, is also an Executive Vice President of RMR. Accordingly, the terms of the 2008 rent deferral agreement and the recent 2011 Amendment Agreement were negotiated and approved by special committees of our Independent Directors and HPT's Independent Trustees, none of whom are directors or trustees of the other company, and each special committee was represented by separate counsel.

        U.S. generally accepted accounting principles provide for complex accounting treatment for our two leases with HPT, which has various effects on our financial statements. For a further description of our accounting for our leases with HPT, see our audited 2010 financial statements and the notes accompanying those financial statements, which are included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2010. During 2010, we paid cash rent of $175.5 million and recognized rent expense of $224.2 million under our leases with HPT. At December 31, 2010, our consolidated balance sheet included $14.3 million for rent due to HPT in other current liabilities and $150.0 million of deferred rent due to HPT, which reflects total rent we deferred under the deferral agreement as of that date.

        At the time we became a separate publicly owned company as a result of the distribution of our shares to HPT's shareholders, we entered a management and shared services agreement, or a business management agreement, with RMR. RMR also provides management services to HPT. One of our Managing Directors, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Mr. O'Brien, our other Managing Director and our President and Chief Executive Officer, is also an Executive Vice President of RMR. Mr. Rebholz, our Executive Vice President, Chief Financial Officer and Treasurer, is a Senior Vice President of RMR. Mr. Portnoy's son, Mr. Adam Portnoy, is an owner, President, Chief Executive Officer and a Director of RMR and serves as a Managing Trustee of HPT. Additionally, Mr. Barry Portnoy's son-in-law is an officer of RMR and a Senior Vice President of HPT. Messrs. O'Brien and Rebholz devote a substantial majority of their business time to our affairs and the remainder to RMR's business, which is separate from our business. Because at least 80% of Messrs. O'Brien's and Rebholz's business time is devoted to services to us, 80% of Messrs. O'Brien's and Rebholz's total cash compensation (that is, the combined cash compensation paid by us and RMR, including base salary and cash bonus) was paid by us and the remainder was paid by RMR. We believe the compensation we paid to these officers reasonably reflected their division of business time; however, periodically, these individuals may divide their business time differently than they do currently and their compensation from us may become disproportionate to this division. RMR has approximately 650 employees and provides management services to other companies in addition to us and HPT, and an affiliate of RMR is a registered investment advisor which manages two mutual funds.

        Our Board has given our Compensation Committee, which is comprised of our Independent Directors, authority to act with respect to our business management agreement with RMR. The charter of our Compensation Committee requires the Committee annually to review the business management agreement, evaluate RMR's performance under this agreement and renew, amend, terminate or allow to expire the business management agreement.

        Pursuant to the business management agreement, RMR assists us with various aspects of our business, which may include, but are not limited to, compliance with various laws and rules applicable to our status as a publicly owned company, maintenance of our travel centers, site selection for properties on which new travel centers may be developed, identification of, and purchase negotiation for, travel centers and travel center companies, accounting and financial reporting, capital markets and financing activities, investor relations and general oversight of our daily business activities, including legal and tax matters, human resources, insurance programs, management information systems and the like. Under our business management agreement, we pay RMR an annual business management fee equal to 0.6% of the sum of our gross fuel margin (which is our fuel sales revenues less our cost of fuel sales) plus our total nonfuel revenues. The fee is payable monthly based on the prior month's margins and revenues. This fee totaled $8.5 million in 2010. RMR also provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by RMR for us and other companies managed by RMR and its affiliates, which amounts are subject to determination by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our pro rata share of RMR's costs of providing this internal audit function was approximately $211,000 for 2010. These allocated costs are in addition to the business management fees we paid to RMR. We are also generally responsible for all of our expenses and certain expenses incurred by RMR on our behalf but not for RMR's costs of providing services to us.

        The business management agreement automatically renews for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate the business management agreement upon 60 days prior written notice. RMR may also terminate the business management agreement upon five business days notice if we undergo a change of control, as defined in the business management agreement. In addition, either we or RMR may terminate the business management agreement for a violation of the agreement by the other party which remains uncured 30 days after notice of default or in the case of certain bankruptcy, insolvency or related matters regarding the other party. The current term for the business management agreement expires on December 31, 2011, and will be subject to automatic renewal unless earlier terminated.

        Under our business management agreement with RMR, we acknowledge that RMR provides management services to other businesses, including HPT. The fact that RMR has responsibilities to other entities, including our largest landlord, HPT, could create conflicts; and in the event of such conflicts between us and RMR, any affiliate of RMR or any publicly owned entity with which RMR has a relationship, including HPT, our business management agreement with RMR allows RMR to act on its own behalf and on behalf of HPT or such other entity rather than on our behalf. Under the business management agreement, RMR has agreed not to provide business management services to any other business or enterprise, other than HPT, competitive with our business. The business management agreement also includes arbitration provisions for the resolution of disputes, claims and controversies.

        Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

        As part of our annual restricted share grants under the Share Award Plan, we typically grant restricted shares to certain employees of RMR who are not also Directors, officers or employees of ours. In 2010, we granted a total of 62,750 restricted shares to such persons, which had an aggregate value of $222,766 based upon the closing price of our common shares on the NYSE Amex on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR.

        In connection with our spin off from HPT in 2007, we entered a transaction agreement with HPT and RMR, pursuant to which we granted HPT a right of first refusal to purchase, lease, mortgage or otherwise finance any interest we own in a travel center before we sell, lease, mortgage or otherwise finance that travel center to or with another party, and we granted HPT and any other company managed by RMR a right of first refusal to acquire or finance any real estate of the types in which they invest before we do. We also agreed under this agreement that for so long as we are a tenant of HPT we will not permit: the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of us or any of our subsidiary tenants or guarantors under our leases with HPT; the sale of a material part of the assets of us or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of us or any such tenant or guarantor. Also, under this agreement we agreed not to take any action that might reasonably be expected to have a material adverse impact on HPT's ability to qualify as a REIT and to indemnify HPT for any liabilities it may incur relating to our assets and business. The transaction agreement includes arbitration provisions for the resolution of disputes, claims and controversies.

        Our Independent Directors also serve as directors or trustees of other public companies to which RMR provides management services. Mr. Portnoy serves as a managing director or managing trustee of those companies, including HPT. We understand that these other companies to which RMR provides management services also have relationships with each other, including business and property management agreements and lease arrangements. In addition, officers of RMR serve as officers of those companies. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        We, RMR, HPT, CWH, SNH, GOV and Five Star each currently own approximately 14.29% of AIC, an Indiana insurance company. All of our Directors and nearly all of the trustees and directors of the other shareholders of AIC currently serve on the board of directors of AIC. RMR, in addition to being a shareholder, provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Directors. The shareholders agreement among us, the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes, claims and controversies.

        As of the date of this proxy statement, we have invested $5.2 million in AIC since its formation in November 2008. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. For 2010, we recognized a loss of $772 related to our investment in AIC. In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer. Our total premiums paid under this program in 2010 were approximately $2.3 million. We are currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro-rata share of any profits of this insurance business.

        The foregoing descriptions of our agreements with HPT, RMR and AIC and various individuals and companies related to us and them are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2010. In addition, copies of certain of those agreements are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with HPT, RMR and AIC are on commercially reasonable terms. We also believe that our relationships with HPT, RMR, AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with advantages in operating and growing our business. Nonetheless, it is possible that some investors may argue otherwise. For instance, a purported derivative action described under "Board of Directors" elsewhere in this proxy statement was commenced against us, our Directors, HPT and RMR which alleges, among other matters, that the rent we agreed to pay HPT under the Petro Lease is too high, and as described above, we have recently agreed to settle this litigation to avoid the costs and risks associated with continuing this litigation. The settlement is subject to court approval. Litigation and a court approval process sometimes produce unexpected results. We can provide no assurance that the required court approval will be obtained or that this settlement will be concluded. The terms of our limited liability company agreement, bylaws and agreements with HPT and RMR require that we indemnify our Directors, HPT and RMR for liabilities, costs and expenses incurred by them in connection with this litigation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Mr. Koumantzelis, Ms. Gilmore and Mr. Donelan. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. Until January 11, 2007, Mr. Koumantzelis was a Trustee and a member of the compensation committee of HPT, which is our principal landlord. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity which has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE Amex. Our executive officers and Directors and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2010, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Directors, and persons who own more than 10% of a registered class of our equity securities were timely met.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, telephone (617) 332-3990. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before the meeting. However, if other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

February 22, 2011

 IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card, today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

 APPENDIX A

AMENDED AND RESTATED TRAVELCENTERS OF AMERICA LLC
2007 EQUITY COMPENSATION PLAN

(Composite document reflecting proposed amendments to be considered and voted upon at the TravelCenters of America LLC 2011 annual meeting of shareholders. Text proposed to be removed by the amendment is struck through, and text proposed to be added by the amendment is underscored and bolded.)

1.     PURPOSE

        The purpose of this Amended and Restated 2007 Equity Compensation Plan (the "Plan") is to encourage employees, officers, directors and other individuals (whether or not employees) who render services to TravelCenters of America LLC (the "Company") and its Subsidiaries (as hereinafter defined), to continue their association with the Company and its Subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the granting of options to acquire the Company's shares ("Options"), shares to be transferred subject to restrictions ("Restricted Shares") and other rights, including Share Appreciation Rights (as defined in Section 6), to receive compensation in amounts determined by the value of the Company's shares ("Other Rights"). The term "Subsidiary" as used in the Plan means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, in the case of a corporation, or fifty percent or more of the total combined interests by value, in the case of any other type of business entity.

2.     ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or by the Board itself. The Compensation Committee shall from time to time determine to whom Options or Restricted Shares shall be granted under the Plan, whether Options granted shall be incentive share options ("ISOs") or nonqualified share options ("NSOs"), the terms of the Options (including vesting provisions) and the number of Common Shares (as hereinafter defined) that may be granted under Options, and the terms and number of Restricted Shares or Other Rights. The Compensation Committee shall report to the Board the names of individuals to whom Options, Restricted Shares or Other Rights are to be granted, the number of shares covered and the terms and conditions of each grant. The determinations and actions described in this Section 2 and elsewhere in the Plan may be made by the Compensation Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Compensation Committee shall be understood to refer to the Board in any such case.

        The Compensation Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Options or Restricted Shares granted hereunder shall be subject to the determination of the Compensation Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), is applicable to the Company, each member of the Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and, for so long as Section 162(m) of the Code is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder.

        With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

3.     STOCK SUBJECT TO THE PLAN

        The total number of Common Shares of the Company that may be subject to Options, Restricted Share grants and Other Rights under the Plan shall be ~~3,000,000~~ 6,000,000 shares of the Company's common shares (the "Common Shares"), from authorized but unissued shares or treasury shares. The maximum number of Common Shares subject to Options that may be granted to any Optionee in the aggregate in any calendar year shall not exceed 100,000 shares. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 10. Restricted Shares that fail to vest and Common Shares subject to an Option that is not fully exercised prior to its expiration or other termination shall again become available for grant under the terms of the Plan.

4.     ELIGIBILITY

        The individuals who shall be eligible to receive Option grants, Restricted Share grants and Other Rights under the Plan shall be employees, officers, directors and other individuals who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute to the success of the Company or a Subsidiary. ISOs shall not be granted to any individual who is not an employee of the Company or a Subsidiary that is a corporation. The term "Optionee," as used in the Plan, refers to any individual to whom an Option has been granted.

5.     TERMS AND CONDITIONS OF OPTIONS

        Every Option shall be evidenced by a written Share Option Agreement in such form as the Compensation Committee shall approve from time to time, specifying the number of Common Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO and such other terms and conditions as the Compensation Committee shall approve, and containing or incorporating by reference the following terms and conditions.

          (a)   DURATION. Each Option shall expire ten years from its date of grant; provided, however, that no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any Subsidiary shall expire later than five years from its date of grant.

          (b)   EXERCISE PRICE. The exercise price of each Option shall be any lawful consideration, as specified by the Compensation Committee in its discretion; provided, however, that the price shall be at least 100 percent of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Compensation Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110 percent of the Fair Market Value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Share Option Agreement, the "Fair Market Value" of a Common Share at any particular date shall be determined according to the following rules: (i) if the Common Shares are not at the time listed or admitted to trading on a stock exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Common Share on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Shares in such market, including any market that is outside of the United States; provided, however, that if the price of the Common Shares is not so reported, the Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for Common Shares in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Shares are at the time listed or admitted to trading on any stock exchange, including any market that is outside of the United States, or the Nasdaq Stock Market, then the Fair Market Value shall be the mean between the lowest and highest reported sale prices (or the highest reported bid price and the lowest reported asked price) of the Common Shares on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, on which the Common Shares are then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, then the most recent previous reported closing sale price of the Common Shares (or, in the Board's discretion, the reported closing asked price) of the Common Shares on such date on the principal exchange or the Nasdaq Stock Market, as the case may be, shall be determinative of Fair Market Value.

          (c)   METHOD OF EXERCISE. To the extent that it has become exercisable under the terms of the Share Option Agreement, an Option may be exercised from time to time by notice acceptable to the Chief Executive Officer of the Company, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company or, if the Share Option Agreement so provides, other payment or deemed payment described in this Section 5(c). Such notice shall be delivered in person to the Chief Executive Officer of the Company, or his delegate, or shall be sent by registered mail, return receipt requested, to the Chief Executive Officer of the Company, or his delegate, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

        Alternatively, payment of the exercise price may be made:

            (1)   In whole or in part in Common Shares already owned by the Optionee or to be received upon exercise of the Option; provided, however, that such shares are fully vested and free of all liens, claims and encumbrances of any kind; and provided, further, that the Optionee may not make payment in Common Shares that he acquired upon the earlier exercise of any ISO (or other "incentive stock option"), unless he has held the shares for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment is made in whole or in part in Common Shares, then the Optionee shall deliver to the Company share certificates or other evidence of legal and beneficial ownership registered in his name representing a number of Common Shares legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the exercise price, such share certificates or other evidence of legal and beneficial ownership to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the Common Shares being delivered. If the exercise price exceeds the Fair Market Value of the shares so delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess or, if the Share Option Agreement so provides, his promissory note as described in paragraph (2) of this Section 5(c); or

            (2)   By payment of the exercise price in whole or in part by delivery of the Optionee's recourse promissory note, in a form specified by the Company, secured by the Common Shares acquired upon exercise of the Option and such other security as the Compensation Committee may require.

        At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the Common Shares or other evidence of legal and beneficial ownership as to which such Optionee's Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of Common Shares specified in the Optionee's notice upon tender of delivery thereof, the Optionee's right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

          (d)   EXERCISABILITY. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that the Compensation Committee in its discretion may provide in the Share Option Agreement. Such terms and conditions shall include provisions for exercise within twelve (12) months after the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), provided that no Option shall be exercisable after the expiration of the period described in paragraph (a) above. Except as the Compensation Committee in its discretion may otherwise provide in the Share Option Agreement, an Option shall cease to be exercisable upon the expiration of ninety (90) days following the termination of the Optionee's employment with, or the Optionee's other provision of services to, the Company or a subsidiary, subject to paragraph (a) above and Section 10 hereof.

          (e)   NOTICE OF ISO STOCK DISPOSITION. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any Common Shares issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon the exercise of the ISO.

          (f)    NO RIGHTS AS STOCKHOLDER. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a share certificate or other evidence of legal and beneficial ownership to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the share certificate or other evidence of legal and beneficial ownership is issued, other than as required or permitted pursuant to Section 9.

          (g)   TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee, except that the Compensation Committee may specify in a Share Option Agreement that pertains to an NSO that the Optionee may transfer such NSO to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee's Immediate Family, or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee's Immediate Family. "Immediate Family" shall mean, with respect to any Optionee, such Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

6.     SHARE APPRECIATION RIGHTS

        The Committee may grant Share Appreciation Rights ("SARs") in respect of such number of Common Shares subject to the Plan as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. SARs granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Common Shares covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of a SAR related to an Option shall be contained in the Share Option Agreement, and the terms of a SAR not related to any Option shall be contained in a SAR Agreement.

        Upon exercise of a SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base value stated in the SAR Agreement. Any amount payable by the Company upon exercise of a SAR shall be paid in the form of cash or other property (including Common Shares), as provided in the Share Option Agreement or SAR Agreement governing the SAR.

7.     RESTRICTED SHARES

        The Compensation Committee may grant or award Restricted Shares in respect of such number of Common Shares, and subject to such terms or conditions, as it shall determine and specify in a Restricted Share Agreement, and may provide in a Share Option Agreement for an Option to be exercisable for Restricted Shares.

        A holder of Restricted Shares shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee shall otherwise determine. Unless a grantee's Restricted Share Agreement provides to the contrary, unvested Restricted Shares granted under the Plan shall not be transferred without the written consent of the Board. In addition, at the time of termination for any reason of a grantee's employment or other service relationship with the Company or a Subsidiary, the Company shall have the right, in the case of unvested Restricted Shares, to purchase all or any of such shares at a price equal to the lower of (a) the price paid to the Company for such shares or (b) the Fair Market Value of such shares at the time of repurchase. Nothing in the Plan shall be construed to give any person the right to require the Company to purchase any Common Shares granted as Restricted Shares.

        Share certificates, if any, representing Restricted Shares shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Share Agreement and, if the Compensation Committee so determines, the holder may be required to deposit the share certificates or other evidence of legal and beneficial ownership with the President, Treasurer, Secretary or other officer of the Company or with an escrow agent designated by the Compensation Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. In the event that the Restricted Shares are not represented by a shares certificate, the Company shall direct the Company's registrar and transfer agent to make an appropriate notation of the restrictions on transfer to which the Restricted Shares are subject in the stock books and records of the Company.

8.     METHOD OF GRANTING OPTIONS, RESTRICTED SHARES AND OTHER RIGHTS

        The grant of Options, Restricted Shares and Other Rights shall be made by action of the Board or the Compensation Committee, at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Compensation Committee a Share Option Agreement, Restricted Share Agreement or SAR Agreement within thirty days after it is submitted to him, the Option, Restricted Shares or SAR granted under the applicable agreement shall be voidable by the Company at its election, without further notice to the grantee.

9.     REQUIREMENTS OF LAW

        The Company shall not be required to transfer Restricted Shares or to sell or issue any Common Shares upon the exercise of any Option if the issuance of such restricted Shares or Common Shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the "Securities Act"), upon the transfer of Restricted Shares or the exercise of any Option, the Company shall not be required to issue Restricted Shares or Common Shares, as the case may be, unless the Compensation Committee has received evidence satisfactory to it to the effect that the holder of the Restricted Shares or the Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Compensation Committee shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Shares or the exercise of an Option to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

10.   CHANGES IN CAPITAL STRUCTURE

        In the event that the outstanding Common Shares are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, share split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Compensation Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights and for which Options and Other Rights may be granted under the Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Share Option Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code without the consent of the holder. Any such adjustment made by the Compensation Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees and holders of Other Rights.

        If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of incorporating itself, including under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the incorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such incorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the incorporated Company.

        Except as otherwise provided in the preceding paragraph, if the Company is merged or consolidated with another corporation, whether or not the Company is the surviving entity, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan, or if other circumstances occur in which the Compensation Committee in its sole and absolute discretion deems it appropriate for the provisions of this paragraph to apply (in each case, an "Applicable Event"), then: (a) in the discretion of the Compensation Committee, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive in lieu of Common Shares, such stock or other securities or property as he or she would have received had he exercised the Option immediately prior to the Applicable Event; or (b) the Compensation Committee may, in its sole and absolute discretion, waive, generally or in one or more specific cases, any limitations imposed on exercise (including without limitation a change in any existing vesting schedule) so that some or all Options from and after a date prior to the effective date of such Applicable Event, specified by the Compensation Committee, in its sole and absolute discretion, shall be exercisable; or (c) the Compensation Committee may, in its sole and absolute discretion, cancel all outstanding and unexercised Options as of the effective date of any such Applicable Event; or (d) the Compensation Committee may, in its sole discretion, convert some or all Options into Options to purchase the stock or other securities of the surviving corporation pursuant to an Applicable Event; or (e) the Compensation Committee may, in its sole and absolute discretion, assume the outstanding and unexercised options to purchase stock or other securities of any corporation and convert such options into Options to purchase Common Stock, whether pursuant to this Plan or not, pursuant to an Applicable Event; provided, however, that notice of any cancellation pursuant to clause (c) shall be given to each holder of an Option not less than thirty days preceding the effective date of such Applicable Event; and provided, further, that the Compensation Committee may, in its sole and absolute discretion waive, generally or in one or more specific instances, any limitations imposed on exercise (including a change in any existing exercise schedule) with respect to any Option so that such Option shall be exercisable in full or in part, as the Compensation Committee may, in its sole and absolute discretion, determine, during such thirty day period.

        In the case of an Applicable Event, the Compensation Committee shall have discretion to make adjustments or take other action with respect to Other Rights corresponding to the provisions of the preceding paragraph.

        Except as expressly provided to the contrary in this Section 10, the issuance by the Company of Common Shares or other equity securities of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of Common Shares then subject to outstanding Options or Other Rights.

11.   FORFEITURE FOR DISHONESTY, VIOLATION OF AGREEMENTS OR TERMINATION FOR CAUSE

        Notwithstanding any provision of the Plan to the contrary, if the Compensation Committee determines, after full consideration of the facts, that:

          (a)   the Optionee (or holder of Restricted Shares or Other Rights) has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony, or crime involving moral turpitude or any other crime which reflects negatively upon the Company; or

          (b)   the Optionee (or holder of Restricted Shares or Other Rights) has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other similar agreement with the Company to which he is a party; or

          (c)   the employment or involvement with the Company or a Subsidiary of the Optionee (or holder of Restricted Shares or Other Rights) was terminated for "cause," as defined in any employment agreement with the Optionee (or holder of Restricted Shares or Other Rights), if applicable, or if there is no such agreement, as determined by the Compensation Committee, which may determine that "cause" includes among other matters the willful failure or refusal of the Optionee (or holder of Restricted Shares or Other Rights) to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Compensation Committee; then the Optionee's right to exercise an Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit all unexercised Options (or the holder shall forfeit all unvested Restricted Shares or unvested Other Rights) and the Company shall have the right to repurchase all or any part of the Common Shares acquired by the Optionee upon any previous exercise of any Option (or any previous acquisition by the holder of Restricted Shares or Other Rights, whether then vested or unvested), at a price equal to the lower of (a) the amount paid to the Company upon such exercise or acquisition, or (b) the Fair Market Value of such shares at the time of repurchase. If an Optionee whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Option prior to consideration of the application of this Section 11 or prior to a decision of the Compensation Committee, the Company shall not be required to recognize such exercise until the Compensation Committee has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void AB INITIO) if the Compensation Committee makes an adverse determination; provided, however, that if the Compensation Committee finds in favor of the Optionee then the Optionee will be deemed to have exercised the Option retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Compensation Committee as to the cause of an Optionee's (or holder of Restricted Shares or Other Rights) discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Compensation Committee, however, shall affect in any manner the finality of the discharge of such Optionee (or holder of Restricted Shares or Other Rights) by the Company. For purposes of this Section 11, reference to the Company shall include any Subsidiary.

12.   MISCELLANEOUS

          (a)   NO GUARANTEE OF EMPLOYMENT OR OTHER SERVICE RELATIONSHIP. Neither the Plan nor any Share Option Agreement, Restricted Share Agreement or SAR Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary or give the Company or a Subsidiary the right to require an employee to continue in employment. Neither the Plan nor any Share Option Agreement, Restricted Share Agreement or SAR Agreement shall give a director or other service provider the right to continue to perform services for the Company or a Subsidiary or give the Company or a Subsidiary the right to require the director or service provider to continue to perform services.

          (b)   TAX WITHHOLDING. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an grantee by reason of the exercise or vesting of an Option or Restricted Shares, or payments with respect to Other Rights, and as a condition to the receipt of any Option, Restricted Share or Other Rights the grantee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

        Without limiting the foregoing, the Compensation Committee may in its discretion permit any grantee's withholding obligation to be paid in whole or in part in the form of Common Shares by withholding from the shares to be issued or by accepting delivery from the grantee of shares already owned by him. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of Common Shares acquired upon the exercise of an ISO until the shares have been held by him for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in Common Shares, the grantee shall deliver to the Company share certificates registered in his name or other evidence of legal and beneficial ownership of Common Shares owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such share certificates. If the grantee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of Common Shares shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

          (c)   USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.

          (d)   CONSTRUCTION. All masculine pronouns used in this Plan shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. All other provisions of this Plan notwithstanding, this Plan shall be administered and construed so as to avoid any person who receives an Option or Other Right incurring any adverse tax consequences under Code Section 409A. The Compensation Committee shall suspend the application of any provision of the Plan which could, in the sole determination of the Board of Directors, result in an adverse tax consequence to any person under Code Section 409A.

          (e)   GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws.

13.   EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

        The Plan shall be effective as of January 12, 2007, subject to ratification by (a) the holders of a majority of the outstanding Common Shares present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the shareholders of the Company or (b) by the written consent of the holders of a majority (or such greater percentage as may be prescribed under the Company's Limited Liability Operating Company Agreement and applicable state law) of the Common Shares entitled to vote thereon (voting as a single class) within twelve months after such date. Options or Restricted Shares that are conditioned upon the ratification of the Plan by the shareholders may be granted prior to ratification. The Compensation Committee may grant Options, Restricted Shares or Other Rights under the Plan from time to time until the close of business on ~~May 22, 2019~~ May 12, 2021(1). The Board may at any time amend the Plan; provided, however, that without approval of the Company's shareholders there shall be no: (a) change in the number of Common Shares that may be issued under the Plan, except by operation of the provisions of Section 10, either to any one grantee or in the aggregate; (b) change in the class of persons eligible to receive Options, Restricted Shares or Other Rights; or (c) other change in the Plan that requires shareholder approval under applicable law. No amendment shall adversely affect outstanding Options (or Restricted Shares or Other Rights) without the consent of the Optionee (or holder of Restricted Shares or Other Rights). The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option, Restricted Shares or Other Rights then outstanding without the consent of the Optionee or the holder of such Restricted Shares or Other Rights.

(1)
If shareholders approve the amendments after the scheduled date of the 2011 annual meeting of shareholders, this date shall be the tenth anniversary of the date of such approval.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TRAVELCENTERS OF AMERICA LLC M30378-P07486 TRAVELCENTERS OF AMERICA LLC 24601 CENTER RIDGE ROAD WESTLAKE, OH 44145 For address changes, please check this box and write them on the back where indicated. Our Board of Directors Unanimously Recommends that You Vote "FOR" the Nominees for Director in Proposals 1 and 2 and "FOR" Proposals 3 and 4. AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2011. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to TravelCenters of America LLC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by TravelCenters of America LLC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. For Against Withhold For Against Withhold 3. To approve an amendment to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan to increase by 3,000,000 the total number of common shares available for grant under the plan and to extend the term of the plan to May 12, 2021, or if the annual meeting is held after May 12, 2011, the tenth anniversary of the date shareholders approve the amendment. Our Board recommends you vote FOR proposal 3. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR IN PROPOSALS 1 AND 2 AND "FOR" PROPOSALS 3 AND 4. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) 2. To elect the nominee named in our proxy statement to our Board of Directors as the Managing Director in Group I. Nominee: Barry M. Portnoy Our Board recommends you vote FOR proposal 2. 1. To elect the nominee named in our proxy statement to our Board of Directors as the Independent Director in Group I. Nominee: Arthur G. Koumantzelis Our Board recommends you vote FOR proposal 1. 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Our Board recommends you vote FOR proposal 4. For Against Abstain For Against Abstain

M30379-P07486 TRAVELCENTERS OF AMERICA LLC ANNUAL MEETING OF SHAREHOLDERS May 12, 2011, 9:30 a.m. Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Directions to Two Newton Place, 255 Washington Street, Suite 100, Newton, MA From the East: Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the right lane and bear to your right toward Galen Street in Watertown. Two Newton Place will be on your right. For parking, take the first right onto Jefferson Street and then a right into the parking facility. Visitor parking will be available by valet service. From the West: Take the Massachusetts Turnpike (I-90) East to Exit 17 (Newton/Watertown). After exiting, continue straight toward Washington Street. After the second set of lights, bear left onto Washington Street, cross over I-90 to continue straight toward Galen Street in Watertown. Two Newton Place will be on your right. For parking, take the first right onto Jefferson Street and then a right into the parking facility. Visitor parking will be available by valet service. Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.) TRAVELCENTERS OF AMERICA LLC 24601 Center Ridge Road Westlake, OH 44145 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the TravelCenters of America LLC annual meeting of shareholders, including our annual report and proxy statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Directors of TravelCenters of America LLC. The undersigned shareholder of TravelCenters of America LLC, a Delaware limited liability company, or the company, hereby appoints Thomas M. O'Brien, Mark R. Young and Jennifer B. Clark, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on May 12, 2011, at 9:30 a.m. local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEES FOR DIRECTOR IN PROPOSALS 1 AND 2, AND "FOR" PROPOSALS 3 AND 4. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. Proxy

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INTRODUCTION
PROPOSALS 1 AND 2 ELECTION OF DIRECTORS
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED TRAVELCENTERS OF AMERICA LLC 2007 EQUITY COMPENSATION PLAN
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
DIRECTORS AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS
BOARD COMMITTEES
COMMUNICATIONS WITH DIRECTORS
SELECTION OF CANDIDATES FOR DIRECTORS; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS FOR 2010 (Shares granted in 2010, including vested and unvested grants)
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2010 (Shares granted in 2010 and prior years that have not yet vested)
STOCK VESTED FOR 2010 (Share grants which vested in 2010, including shares granted in prior years)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION FOR 2010 (2010 compensation; all share grants to Directors vest at the time of grant)
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
IMPORTANT
  APPENDIX A